Exhibit 4.11

Execution Copy

INVESTMENT NUMBER 38134

Master Loan Agreement

between

BANCO DE GALICIA Y BUENOS AIRES S.A.

and

INTERNATIONAL FINANCE CORPORATION

Dated May 24, 2016

ANNEXES:

Annex A:	INSURANCE REQUIREMENTS
Annex B:	PROHIBITED ACTIVITIES
Annex C:	ANTI-CORRUPTION GUIDELINES
Annex D:	COPY OF SEMS PLAN
Annex E:	ESCASANY, AYERZA AND BRAUN FAMILY MEMBERS
Annex F:	ELIGIBILITY CRITERIA FOR ELIGIBLE SUB-PROJECTS FOR TRANCHE B

SCHEDULES:

Schedule 1:	FORM OF CERTIFICATE OF INCUMBENCY AND AUTHORITY
Schedule 2:	FORM OF LOAN REQUEST
Schedule 3:	FORM OF LOAN AGREEMENT
Schedule 4:	FORM OF SERVICE OF PROCESS LETTER
Schedule 5:	FORM OF LETTER TO AUDITORS
Schedule 6:	FORM OF QUARTERLY AND ANNUAL REVIEW OF OPERATIONS REPORT
Schedule 7:	FORM OF PORTFOLIO REPORT
Schedule 8:	FORM OF S&E PERFORMANCE REPORT
Schedule 9:	FORM OF NOTE
Schedule 10:	FORM OF ELIGIBLE SUB-LOANS REPORT

MASTER LOAN AGREEMENT

MASTER LOAN AGREEMENT dated May 24, 2016, between BANCO DE GALICIA Y BUENOS AIRES S.A., a banking institution organized and existing under the laws of the Republic of Argentina (the “Borrower”), and INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries including the Republic of Argentina (“IFC”).

ARTICLE I

Definitions and Interpretation

Section 1.01. Definitions.

Wherever used in this Agreement, the following terms have the meanings opposite them:

“Accounting Standards” means International Financial Reporting Standards (“IFRS”) promulgated by the International Accounting Standards Board (“IASB”) (which include standards and interpretations approved by the IASB and International Accounting Standards issued under previous constitutions), together with its pronouncements thereon from time to time, and applied on a consistent basis or the banking accounting standards of the Country;

“Adjusted Interest Rate Gap” means for any time period listed in the first column of the following chart (each, a “Time Period”), the result obtained by multiplying: (i) the Interest Rate Gap for such Time Period; by (ii) the weighting factor listed opposite such Time Period in the second column of the following chart:

Time Period	Weighting Factor
0 to and including 180 days	1.0%
Greater than 180 days to and including 360 days	3.5%
Greater than 1 year to and including 3 years	8.0%
Greater than 3 years to and including 5 years	13.0%
Greater than 5 years to and including 10 years	18.0%
Greater than 10 years	20.0%

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person (where “control” means the power to direct the management or policies of a Person, directly or indirectly, provided that the direct or indirect ownership of 20% or more of the voting share capital of a Person is deemed to constitute control of such Person, and “controlling” and “controlled” have corresponding meanings);

“Aggregate Foreign Exchange Open Position” means the aggregate of all Foreign Exchange Open Positions of the Borrower;

“Aggregate Foreign Exchange Risk Ratio” means the result obtained by dividing: (i) the Aggregate Foreign Exchange Open Position; by (ii) Total Capital;

“Aggregate Interest Rate Risk Ratio” means the result obtained by dividing: (i) the aggregate of all Adjusted Interest Rate Gaps in all Time Periods; by (ii) Total Capital, it being understood that positive and negative Adjusted Interest Rate Gaps should be netted in such calculation;

“Aggregate Large Exposures Ratio” means the result obtained by dividing: (i) the aggregate of all Large Exposures; by (ii) Total Capital;

“Aggregate Negative Maturity Gap Ratio” means for Foreign Currencies and local currencies, the result obtained by dividing: (i) the aggregate of each Currency Maturity Gap which is a negative number; by (ii) Total Capital;

“Agreement” means this Master Loan Agreement, as may be amended from time to time;

“AML/CFT Officer” means a senior officer of the Borrower whose duties include oversight or supervision of the implementation and operation of, and compliance with, the Borrower’s anti-money laundering and combating the financing of terrorism (AML/CFT) policies, procedures and controls;

“Applicable S&E Law” means all applicable statutes, laws, ordinances, rules and regulations of the Country, including but not limited to any license, permit or other governmental Authorization imposing liability or setting standards of conduct concerning any environmental, social, labor, health and safety or security risks of the type contemplated by the Performance Standards;

“Argentine Central Bank” means the Banco Central de la República Argentina;

“Auditors” means, as of the date hereof, Price Waterhouse & Co. S.R.L. or such other firm that the Borrower appoints from time to time as its auditors pursuant to Section 5.01(c) (Affirmative Covenants);

“Authority” means any national, supranational, regional or local government or governmental, administrative, fiscal, judicial, or government-owned body, department, commission, authority, tribunal, agency or entity, or central bank (or any Person, whether or not government owned and howsoever constituted or called, that exercises the functions of a central bank);

“Authorization” means any consent, registration, filing, agreement, notarization, certificate, license, approval, permit, authority or exemption from, by or with any Authority, whether given by express action or deemed given by failure to act within any specified time period and all corporate, creditors’ and shareholders’ approvals or consents;

“Authorized Representative” means any natural person who is duly authorized by the Borrower to act on its behalf for the purposes specified in, and whose name and a specimen of whose signature appear on, the Certificate of Incumbency and Authority most recently delivered by the Borrower to IFC;

“Banking Regulations” means the laws and regulations applicable to banking and financial institutions in the Country, including any rules, regulations and/or directives issued by the Argentine Central Bank or any Person exercising the functions of a central bank or that otherwise has authority to regulate the banking sector in the Country;

“Business Day” means a day when banks are open for business in New York, New York or, solely for the purpose of determining the applicable Interest Rate other than pursuant to Section 2.03(e)(ii) (Interest), London, England;

“CAO” means Compliance Advisor Ombudsman, the independent accountability mechanism for IFC that impartially responds to environmental and social concerns of affected communities and aims to enhance outcomes;

“Category “A” Activity” means any activity of an Eligible Sub-borrower which is likely to have significant adverse environmental impacts that are sensitive, diverse or unprecedented;

“Certificate of Incumbency and Authority” means a certificate provided to IFC by the Borrower in the form of Schedule 1 (Form of Certificate of Incumbency and Authority);

“CFO” means the chief financial officer of the Borrower;

“Change of Control” means any of the following: (i) the Escasany, Ayerza and Braun Family Members, at any time and for any reason cease to Control or to own 100% of the voting and economic interests in EBA Holding S.A.; (ii) EBA Holding S.A. at any time and for any reason ceases to own at least 58% of the voting interests and at least 21% of the economic interests in Grupo Galicia (determined on a fully diluted basis); (iii) any Person other than EBA Holding S.A. shall have obtained the power (whether or not exercised) to elect a majority of the board of directors of Grupo Galicia; (iv) the board of directors of Grupo Galicia shall cease to consist of a majority of continuing directors; (v) Grupo Galicia at any time and for any reason ceases to own at least 100% of the voting and economic interests in the Borrower (determined on a fully diluted basis); (vi) any Person other than Grupo Galicia. shall have obtained the power (whether or not exercised) to elect a majority of the board of directors of the Borrower; (vii) the board of directors of Grupo Galicia or the Borrower shall cease to consist of a majority of continuing directors; or (viii) a “change of control” or similar event shall occur as provided in any other loan or preferred stock documentation relating to Grupo Galicia or the Borrower;

“Charter” means, with respect to the Borrower, the estatutos;

“Coercive Practice” has the meaning assigned to it in Annex C;

“Collusive Practice” has the meaning assigned to it in Annex C;

“Commitment” means the principal amount of a Loan to be committed by IFC under the relevant Loan Agreement;

“Commitment Date” means the day in which IFC has executed the relevant Loan Agreement;

“Consolidated” or “Consolidated Basis” means with respect to any financial statements to be provided, or any financial calculation to be made, under or for the purposes of this Agreement and any other Transaction Document the method referred to in Section 1.02(c) (Financial Calculations); and the entities whose accounts are to be consolidated with the accounts of the Borrower are all the Subsidiaries of the Borrower;

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise, and the verb “Control” and the terms “Controlling” and “Controlled” have the meanings correlative to the foregoing; provided that any controller (veedor) appointed by the Argentine Central Bank to oversee the operations of the Borrower shall not be construed as “Controlling” the direction of the management and/or policies of the Borrower;

“Corrupt Practice” has the meaning assigned to it in Annex C;

“Country” means the Republic of Argentina;

“Currency Maturity Gap” means for assets and liabilities denominated in the same currency, the difference between: (i) the aggregate of all on- and off-balance sheet assets maturing within 90 days; and (ii) the aggregate of all on- and off-balance sheet liabilities maturing within 90 days;

“Directly Export Oriented SME” means any SME operating in directly export oriented sectors;

“Disbursement” means any disbursement of a Loan;

“Disbursement Request” means a request delivered by the Borrower to IFC in the form and substance of Schedule 3 (Schedule 1 of the form of the Loan Agreement) soliciting a Disbursement;

“Dollars” and “$” means the lawful currency of the United States of America;

“Economic Group” means, with respect to any Person, all Persons that are Affiliates, Related Parties or Linked Parties of such Person;

“Economic Group Exposure Ratio” means, the result obtained by dividing: (i) the Exposure of the Borrower to any Person or Economic Group; by (ii) Total Capital;

“Eligible Sub-borrower” means, indistinctively, an Eligible Sub-borrower for Tranche A or an Eligible Sub-borrower for Tranche B, as the context may require;

“Eligible Sub-borrower for Tranche A” means any legal entity organized and existing under the laws of the Country which: (i) is privately owned, i.e., with participation in its voting and non-voting capital by public sector entities not exceeding 49%; (ii) is locally owned, i.e., with aggregate participation in its voting and non-voting capital by foreign Persons not exceeding 49%; (iii) has annual sales of less than $40,000,000 equivalent; (iv) is not a Related Party or an Affiliate of the Borrower; (v) conducts its business and operations primarily in the Country; (vi) is either a Directly Export Oriented SME or an Indirectly Export Oriented SME; (vii) complies with the environmental requirements of the Country; (viii) is not primarily engaged in any of the activities on the Exclusion List; and (ix) is a Person to whom the Borrower makes a Eligible Sub-loan for Tranche A;

“Eligible Sub-borrower for Tranche B” means any legal entity organized and existing under the laws of the Country which: (i) is privately owned, i.e., with participation in its voting and non-voting capital by public sector entities not exceeding 49%; (ii) is not a Related Party or an Affiliate of the Borrower; (iii) conducts its business and operations primarily in the Country; (iv) complies with the environmental requirements of the Country; (v) is not primarily engaged in any of the activities on the Exclusion List; and (vi) is a Person to whom the Borrower makes a Eligible Sub-loan for Tranche B;

“Eligible Sub-loan” means, indistinctively, an Eligible Sub-loan for Tranche A or an Eligible Sub-loan for Tranche B, as the context may require;

“Eligible Sub-loan for Tranche A” means any loan which is made by the Borrower to an Eligible Sub-borrower for Tranche A to finance an Eligible Sub-project for Tranche A which meets all of the following criteria: (i) is denominated in Dollars; (ii) has a principal amount at origination not exceeding $2,000,000; (iii) has a minimum tenor of 1 year from the date of execution of the relevant agreement providing for the Eligible Sub-loan for Tranche A; (iv) is evidenced by an agreement containing such provisions as would enable the Borrower to comply with the requirements set out in this Agreement; (v) has been approved in full compliance with the Borrower’s internal credit underwriting policies and standards; and (vi) proceeds thereof are applied solely and exclusively by the Eligible Sub-borrower for the financing of an Eligible Sub-project for Tranche A;

“Eligible Sub-loan for Tranche B” means any loan which is made by the Borrower to an Eligible Sub-borrower for Tranche B to finance an Eligible Sub-project for Tranche B which meets all of the following criteria: (i) is denominated in Dollars; (ii) for Eligible Sub-loans granted to finance RE Eligible Sub-projects for Tranche B, has a principal amount at origination not exceeding $ 10,000,000; (ii) has a minimum tenor of 3 years from the date of execution of the relevant agreement providing for such Eligible Sub-loan for Tranche B; (iii) is evidenced by an agreement containing such provisions as would enable the Borrower to comply with the requirements set out in this Agreement; and (iv) has been committed by the Borrower not earlier than 6 months prior to the execution and delivery of the Loan Agreement providing for the Tranche B Loan which funds will be in turn applied by the Borrower towards financing thereof;

“Eligible Sub-project” means, indistinctively, an Eligible Sub-project for Tranche A or an Eligible Sub-project for Tranche B, as the context may require;

“Eligible Sub-project for Tranche A” means any capital expenditure program, expansion of capacity or any combination thereof in the Country, that (i) complies with the Applicable Laws of the Country, and consisting of activities not on the Exclusion List; (ii) complies with the provisions of Section 5.06(c) (General Requirements Relating to Eligible Sub-Loans); and (iii) is financed by an Eligible Sub-loan for Tranche A;

“Eligible Sub-project for Tranche B” means any project that: (i) meets the eligibility criteria set out in Annex F; (ii) consists of activities which are not on the Exclusion List, located in the Country, which comply with applicable laws of the Country and comply with the provisions of Section 5.06(c) (General Requirements Relating to Eligible Sub-Loans); and (iii) is financed by an Eligible Sub-loan for Tranche B;

“Equity to Assets Ratio” means the result obtained by dividing: (i) Shareholders’ Equity; by (ii) Total Assets;

“Escasany, Ayerza and Braun Family Members” any members of the Escasany, Ayerza and Braun families who are holders of Class “A” Shares of EBA Holding S.A., or their heirs, descendants and spouses who receive shares as a result of dissolution of marriage, or otherwise, which holders of Class “A” Shares and the Fundación Banco de Galicia y Buenos Aires S.A. are (to the extent applicable) identified in the shareholders’ meeting minutes, Number 1 of EBA Holding S.A. dated October 12, 1999, and registered before the Registro Público de Comercio under number 18,036, Libro VIII, Tomo de Sociedades por Acciones, Número Correlativo IGJ 1670663, the names of which are identified in Annex E;

“Event of Default” means any one of the events specified in Section 6.02 (Events of Default);

“Exclusion List” means the list of prohibited activities set forth in Annex C;

“Existing Liabilities” means the Liabilities owed by the Borrower to FMO/Proparco, which outstanding principal amount as of March 31, 2016 is of $ 3,125,000 and $ 4,148,888.90, maturing on January 15, 2017 and January 15, 2018;

“Export-Oriented SME” means either a Direct Export Oriented SME or an Indirect Export Oriented SME;

“Exposure” means with respect to any Person or Economic Group, the aggregate of all on-balance sheet assets (including equity) and off-balance sheet commitments and contingencies of the Borrower to such Person or Economic Group, less any related cash collateral; provided, however, that any on-balance sheet assets (including equity), or off-balance sheet commitments or contingencies to the Argentine Central Bank denominated in Pesos shall not be included in the calculation of the Exposure of the Borrower to such Person or Economic Group;

“Financial Year” means the accounting year of the Borrower commencing each year on January 1 and ending on the following December 31, or such other period as the Borrower, with IFC’s consent, from time to time designates as its accounting year;

“Fixed Assets Plus Equity Participations Ratio” means the result obtained by dividing: (i) the aggregate of net fixed assets and equity investments, less (A) investments in unconsolidated banking and financial subsidiary companies, and (B) investments in capital of other banks and financial institutions; by (ii) Total Capital;

“Foreign Currency” means any currency other than Pesos;

“Foreign Currency Maturity Gap Ratio” means for each Foreign Currency representing more than 5% of the Borrower’s assets, the result obtained by dividing: (i) the Currency Maturity Gap; by (ii) Total Capital;

“Foreign Exchange Open Position” means with respect to any Foreign Currency, the absolute difference between assets and liabilities in that Foreign Currency, after giving effect to all Qualifying Off-Balance Sheet Hedges;

“Fraudulent Practice” has the meaning assigned to it in Annex C;

“Grupo Galicia” means Grupo Financiero Galicia S.A., a corporation (sociedad anonima) organized and existing under the laws of the Country;

“IFC’s Board Approval” means the formal approval by the board of directors of IFC approving the execution of this Agreement dated May 17, 2016;

“IFC Exposure” means with respect to any Person or Economic Group, the aggregate of all on-balance sheet assets (including equity) and off-balance sheet commitments and contingencies of the IFC to such Person or Economic Group, less any related cash collateral; provided, however, that any on-balance sheet assets (including equity), or off-balance sheet commitments or contingencies to the Argentine Central Bank denominated in Pesos shall not be included in the calculation of the IFC Exposure to such Person or Economic Group;

“IFC Loan #1” has the meaning ascribed to it in Section 2.01(a)(x) (Amount and Purpose);

“IFC Loan #2” has the meaning ascribed to it in Section 2.01(a)(y) (Amount and Purpose);

“IFC Loan #3” has the meaning ascribed to it in Section 2.01(a)(z) (Amount and Purpose);

“Increased Costs” means the amount certified in an Increased Costs Certificate to be the net incremental costs of, or reduction in return to, IFC or any Participant in connection with the making or maintaining of the Loan or its Participation that result from:

(i)	any change in any applicable law or regulation or directive (whether or not having force of law) or in its interpretation or application by any Authority charged with its administration; or

(ii)	compliance with any request from, or requirement of, any central bank or other monetary or other Authority;

which, in either case, after the date of this Agreement: (A) imposes, modifies or makes applicable any reserve, special deposit or similar requirements against assets held by, or deposits with or for the account of, or loans made by, IFC or that Participant; (B) imposes a cost on IFC as a result of IFC having made the Loan or on that Participant as a result of that Participant having acquired its Participation reduces the rate of return on the overall capital of IFC or that Participant that it would have achieved, had IFC not made the Loan or that Participant not acquired its Participation, (C) changes the basis of taxation on payments received by IFC in respect of the Loan or by that Participant with respect to its Participation (otherwise than by a change in taxation of the overall net income of IFC or that Participant imposed by the jurisdiction of its incorporation or in which it books its Participation or in any political subdivision of any such jurisdiction); or (D) imposes on IFC or on that Participant any other condition regarding the making or maintaining of the Loan or that Participant’s Participation in the Loan; but excluding any incremental costs of making or maintaining a Participation that are a direct result of that Participant having its principal office in the Country or having or maintaining a permanent office or establishment in the Country, if and to the extent that permanent office or establishment acquires that Participation;

“Increased Costs Certificate” means a certificate provided from time to time by IFC (based on a certificate to IFC from any Participant) certifying: (i) the circumstances giving rise to the Increased Costs; (ii) that the costs of IFC or, as the case may be, that Participant have increased or the rate of return of either of them has been reduced; (iii) that, IFC or, as the case may be, that Participant has, in its opinion, exercised reasonable efforts to minimize or eliminate the relevant increase or reduction, and (iv) the amount of Increased Costs;

“Indirectly Export Oriented SME” means any SME operating in indirectly export oriented sectors;

“Interest Determination Date” means, except as otherwise provided in Section 2.03(e)(ii) (Interest), the second Business Day before the beginning of each Interest Period;

“Interest Payment Date” means June 15 and December 15 in each year;

“Interest Period” means each period of 6 months beginning on an Interest Payment Date and ending on the day immediately before the next following Interest Payment Date, except in the case of the first period applicable to each Disbursement when it means the period beginning on the date on which that Disbursement is made and ending on the day immediately before the next following Interest Payment Date;

“Interest Rate” means, for any Interest Period, the rate at which interest is payable on the Loan during that Interest Period, determined in accordance with Section 2.03 (Interest);

“Interest Rate Gap” means, for any Time Period, the difference between: (i) on- and off-balance sheet assets repricing or maturing in such Time Period, and (ii) on- and off-balance sheet liabilities maturing or repricing in such Time Period;

“Interest Rate Risk Ratio” means, for each Time Period, the result obtained by dividing: (i) the Adjusted Interest Rate Gap for such Time Period; by (ii) Total Capital;

“Large Exposure” means, with respect to any Person or Economic Group, the Exposure of the Borrower to such Person or Economic Group which is in excess of 10% of the Borrower’s Total Capital;

“Liability” or “Liabilities” means with respect to any Person, the aggregate of all obligations (actual or contingent) of such Person to pay or repay money;

“LIBOR” means the interbank offered rates for deposits in the Loan Currency by the ICE Benchmark Administration Limited (“ICE”) (or NYSE Euronext or any applicable successor entity) which appear on the relevant page of the Reuters Service (currently page LIBOR01) or, if not available, on the relevant pages of any other service (such as Bloomberg Financial Markets Service) that displays such rates;

provided that if the ICE (or NYSE Euronext, or any applicable successor entity) for any reason ceases (whether permanently or temporarily) to publish interbank offered rates for deposits in the Loan Currency for the relevant Interest Period, “LIBOR” shall mean the rate determined pursuant to Section 2.03(e) (Interest);

“Lien” means any mortgage, pledge, charge, assignment, hypothecation, security interest, title retention, preferential right, trust arrangement, right of set-off, counterclaim or banker’s lien, privilege or priority of any kind having the effect of security, any designation of loss payees or beneficiaries or any similar arrangement under or with respect to any insurance policy or any preference of one creditor over another arising by operation of law;

“Linked Party” means, with respect to any Person (“Person A”), all Persons who have received a loan or other extension of credit from the Borrower and (a) have provided proceeds of a loan or extension of credit for Person A’s direct benefit (where “direct benefit” means when the proceeds, or assets purchased with the proceeds, are transferred to another Person, other than in a bona fide arm’s length transaction); or (b) have a financial interest in a common enterprise with Person A, where a common enterprise is deemed to exist when the expected source of repayment for each loan or extension of credit to either Person is the same for each Person and neither Person A nor the other Person has another source of income from which the loan (together with such Person’s other obligations) may be fully repaid; and it is understood that an employer will be treated as the source of repayment for credit to an employee of such employer under this clause (b) so that any employee of such Person who has received a loan or other extension of credit from the Borrower shall be considered a Linked Party of such Person;

“Loan” or “Loans” have the meaning ascribed to them in Section 2.01(a)(z) (Amount and Purpose);

“Loan Agreement” means any Loan Agreement that instruments a Loan in the form of Schedule 3;

“Loan Currency” means Dollars;

“Loan Request” means a request delivered by the Borrower to IFC in the form and substance of Schedule 2 soliciting a Loan;

“Long-Term Debt” means that part of the Liabilities of the Borrower whose final maturity falls due more than 1 year after the date it is incurred (including the current maturities thereof);

“Market Disruption Event” means that, before the close of business in London on the Interest Determination Date for the relevant Interest Period, the cost to IFC or Participants whose Participations in the Loan represent in the aggregate 30% or more of the outstanding principal amount of the Loan (as notified to IFC by such Participants) of funding the Loan or such Participations (as applicable) would be in excess of LIBOR;

“Material Adverse Effect” means a material adverse effect on: (i) the Borrower, its assets or properties; (ii) the Borrower’s business prospects or financial condition; (iii) the implementation of, or the carrying on of, the Borrower’s business or operations; or (iv) the ability of the Borrower to comply with its obligations under this Agreement or under any other Transaction Document to which the Borrower is a party;

“Notes” has the meaning assigned to it in Section 2.14(a) (The Notes);

“Obstructive Practice” has the meaning assigned to it in Annex C;

“Open Credit Exposures Ratio” means the result obtained by dividing: (i) Problem Exposures less total provisions; by (ii) Total Capital;

“Participant” means any Person who acquires a Participation in the Loan;

“Participation” means a participating interest in the Loan, or as the context requires, in any Disbursement;

“Performance Standards” means IFC’s Performance Standards on Social & Environmental Sustainability, dated January 1, 2012 and available at http://www.ifc.org/wps/wcm/connect/Topics_Ext_Content/IFC_External_Corporate_Site/IFC+Sustainabi

lity/Sustainability+Framework/Sustainability+Framework+-+2012/;

“Person” means any natural person, corporation, company, partnership, firm, voluntary association, joint venture, trust, unincorporated organization, Authority or any other entity whether acting in an individual, fiduciary or other capacity;

“Pesos” means the lawful currency of the Country;

“Potential Event of Default” means any event or circumstance which would, with notice, lapse of time, the making of a determination or any combination thereof, become an Event of Default;

“Problem Exposures” means the aggregate of: (i) Exposures where any portion of such Exposures are, on non-accrual status, 90 days or more in arrears, or for which there is otherwise doubt that payments will be made in full; (ii) Exposures where any portion of such Exposure has been a Restructured Troubled Loan within the past consecutive 12 months; (iii) assets received in lieu of payment (including, but not limited to, real estate and equity shares); and (iv) claims on other Persons that are unreconciled, unsettled or otherwise unresolved for 90 days or longer;

“Qualifying Off-Balance Sheet Hedges” means hedging instruments with regulated banks rated investment grade on the national scale by any of Standard & Poor’s, Moody’s Investors Service or Fitch Ratings, Ltd.;

“RE Eligible Sub-project for Tranche B” has the meaning assigned to it in Section (iv)(a) of Annex F;

“Related Party” means, with respect to any Person, any other Person meeting any of the following criteria: (i) each member of such Person’s board of directors, supervisory board or equivalent body; (ii) each member of such Person’s executive management; (iii) each Person holding, directly or indirectly, more than five percent (5%) of the voting or non-voting share capital of such Person; (iv) each of the parents, children and siblings of the Persons falling under clauses (i) through (iii) above; (v) each of the spouses of the Persons falling under clauses (i) through (iv) above; and (vi) each of the Affiliates and Linked Parties of the Persons falling under clauses (i) through (v) above;

“Related Party Exposure Ratio” means the result obtained by dividing: (i) the Exposure of the Borrower to all Related Parties of the Borrower, less any Exposure of the Borrower to any operating subsidiary of the Borrower involved in leasing, factoring, consumer finance, mortgage finance, or merchant/investment banking; by (ii) Total Capital; provided that a “subsidiary”, for purposes of this definition, is defined as a corporate entity that is controlled by another corporate entity, the parent; and provided further that “control”, for purposes of this definition, is the power to govern the financial and operating policies of an enterprise so as to obtain benefits from its activities (control is assumed when a corporate entity owns, holds, or controls 50% or more of the voting power in another corporate entity, the subsidiary);

“Relevant Financing Operations” means any Eligible Sub-loan made to an Eligible Sub-borrower to finance to an Eligible Sub-project;

“Relevant Spread” means collectively, the Tranche A Loans Relevant Spread and the Tranche B Loans Relevant Spread;

“Restructured Troubled Loans” means those loans and leases whose terms have been modified (including by reduction in interest rate, partial principal write-off, extension of tenor), because of deterioration in the financial condition of the borrower, to provide for a reduction in the principal, or interest repayment, or other terms and conditions; once an obligation has been restructured because of such credit problems, it continues to be considered restructured until paid in full or until the borrower complies with the restructured terms through regular principal and interest repayments, for at least 12 consecutive months, not counting any grace period provided at restructuring time; provided, however, that a loan extended or renewed at a stated interest rate equal to the current interest rate for a debt with similar risk is not considered a Restructured Troubled Loan;

“Risk Weighted Assets” means, with respect to the Borrower, the amount the Activos Ponderados por Riesgo (APR) as computed in accordance with the Argentine Central Bank Regulations prevailing as of the date of this Agreement (specifically, Communication “A” 5889), which for the avoidance of doubt includes credit, operational and market risk;

“Risk Weighted Capital Adequacy Ratio” means the result obtained by dividing: (i) Total Capital; by (ii) Risk Weighted Assets;

“Sanctionable Practice” means any Corrupt Practice, Fraudulent Practice, Coercive Practice, Collusive Practice, or Obstructive Practice, as those terms are defined herein and interpreted in accordance with the Anti-Corruption Guidelines attached to this Agreement as Annex C;

“SEMS Officer” means a senior officer of the Borrower to be responsible for administration and oversight of the S&E Management System, initially appointed in accordance with Section 4.01(j) (Conditions of First Disbursement of the Loans);

“SEMS Plan” means the plan or plans to be implemented by the Borrower, a copy of which is attached hereto as Annex D, setting out the specific measures, modifications and enhancements to be undertaken by the Borrower in respect of the S&E Management System;

“SME” means small and medium-sized enterprises, incorporated in the Country;

“Shareholders Equity” means total equity as calculated under the Accounting Standards;

“Shell Bank” means a bank incorporated in a jurisdiction in which it has no physical presence and which is not an Affiliate of a regulated (i) bank or (ii) financial group;

“Single Currency Foreign Exchange Risk Ratio” means for each Foreign Currency, the result obtained by dividing: (i) the Foreign Exchange Open Position; by (ii) Total Capital;

“Subsidiary” means, with respect to any Person, any entity over 50% of whose capital is owned, directly or indirectly, by that Person; or for which that Person may nominate or appoint a majority of the members of the board of directors or persons performing similar functions; or which is otherwise effectively controlled by that Person;

“S&E Management System” means the social and environmental management system of the Borrower, as implemented and/or in effect from time to time, that enables the Borrower to identify, assess and manage the social and environmental risks in respect of the Eligible Sub-loans;

“S&E Performance Report” means a written report prepared by the Borrower, in form and substance satisfactory to IFC substantially in the form of Schedule 8, evaluating the social and environmental performance of Eligible Sub-borrowers for the previous fiscal year, describing in reasonable detail (i) implementation and operation of the S&E Management System and (ii) the environmental and social performance of the Eligible Sub-borrowers;

“S&E Requirements” means the social and environmental obligations to be undertaken by the Borrower to ensure compliance of the Relevant Financing Operations with: (i) the Exclusion List; (ii) Applicable S&E Laws; and (iii) the Performance Standards, and (iv) any other requirements established by the S&E Management System;

“Taxes” means any present or future taxes, withholding obligations, duties and other charges of whatever nature levied by any Authority;

“Time Period” has the meaning set forth in the definition of Adjusted Interest Rate Gap;

“Total Amount” has the meaning ascribed to it in Section 2.01 (Amount and Purpose);

“Total Assets” means total assets, as calculated under the Accounting Standards;

“Total Capital” means the Borrower’s “Responsabilidad Patrimonial Computable” as defined in accordance with the Argentine Central Bank Regulations prevailing as of the date of this Agreement (specifically, Communication “A” 5889);

“Tranche A” has the meaning ascribed to it in Section 2.01(a)(i) (Amount and Purpose);

“Tranche A Loan” means any and each of the Loans committed and disbursed by IFC in favor of the Borrower under the Tranche A, as specified in Section 2.01 (a) (Amount and Purpose), or, as the context requires, its corresponding principal amount from time to time outstanding;

“Tranche A Loans Relevant Spread” means (i) with respect to each of the Tranche A Loans committed within the first 6 months as from the date of IFC’s Board Approval, 4.5% per annum, and (ii) with respect to each of the Tranche A Loans committed after 6 months as from the date of IFC’s Board Approval, the spread set forth in the respective Loan Agreement relating to such Tranche A Loan, as agreed thereupon by the Parties;

“Tranche B” has the meaning ascribed to it in Section 2.01(a)(ii) (Amount and Purpose);

“Tranche B Loan” means any and each of the Loans committed and disbursed by IFC in favor of the Borrower under the Tranche B, as specified in Section 2.01 (a) (Amount and Purpose), or, as the context requires, its corresponding principal amount from time to time outstanding;

“Tranche B Loans Relevant Spread” means (i) with respect to each of the Tranche B Loans committed within the first 6 months as from the date of IFC’s Board Approval, 4.75% per annum, and (ii) with respect to each of the Tranche B Loans committed after 6 months as from the date of IFC’s Board Approval, the spread set forth in the respective Loan Agreement relating to such Tranche B Loan, as agreed thereupon by the Parties;

“Transaction Documents” means (i) this Agreement (jointly with all the related Loan Requests); (ii) the Loan Agreements (jointly with all the related Disbursement Requests and receipts); (iii) the Notes; and (iv) any other documents or agreements in relation therewith, in implementation therewith, supplemental thereto on in replacement thereof; and

“World Bank” means the International Bank for Reconstruction and Development, an international organization established by Articles of Agreement among its member countries.

Section 1.02. Financial Calculations.

(a) All financial calculations to be made under, or for the purposes of, this Agreement and any other Transaction Document shall be made in accordance with the Accounting Standards and, except as otherwise required to conform to any provision of this Agreement, shall be calculated from the then most recently issued quarterly financial statements which the Borrower is obligated to furnish to IFC under Section 5.04 (a) (Reporting Requirements).

(b) Where quarterly financial statements from the last quarter of a Financial Year are used for the purpose of making certain financial calculations then, at IFC’s option, those calculations may instead be made from the audited financial statements for such Financial Year.

(c) If a financial calculation is to be made under or for the purposes of this Agreement or any other Transaction Document on a Consolidated Basis, that calculation shall be made by reference to the sum of all amounts of similar nature reported in the relevant financial statements of each of the entities whose accounts are to be consolidated with the accounts of the Borrower plus or minus the consolidation adjustments customarily applied to avoid double counting of transactions among any of those entities, including the Borrower.

Section 1.03. Interpretation. In this Agreement, unless the context otherwise requires:

(a) headings are for convenience only and do not affect the interpretation of this Agreement;

(b) a reference to an Annex, Article, party, Schedule or Section is a reference to that Article or Section of, or that Annex, party or Schedule to, this Agreement;

(c) words importing the singular include the plural and vice versa;

(d) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement; and

(e) a reference to a party to any document includes that party’s successors and permitted assigns.

Section 1.04. Business Day Adjustment. (a) When an Interest Payment Date is not a Business Day, then such Interest Payment Date shall be automatically changed to the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

(b) When the day on or by which a payment (other than a payment of principal or interest) is due to be made is not a Business Day, that payment shall be made on or by the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Section 1.05. Loan Agreements. (a) This Agreement, including its definitions, conditions of disbursement, representations and warranties, covenants, events of default, principles of construction, rules of interpretation and its jurisdiction, governing law and notice provisions, is made a part of each of the Loan Agreements. This Agreement and each of the Loan Agreements shall be read and construed together as one agreement.

(b) If any provision of this Agreement conflicts with any provision of any Loan Agreement, then the provisions of the relevant Loan Agreement shall prevail.

ARTICLE II

The Loans

Section 2.01. Amount and Purpose. (a) Subject to the provisions of this Agreement and each Loan Agreement, IFC agrees to lend, and the Borrower agrees to borrow, certain financial loans for a principal amount up to a maximum aggregate of up to $ 130,000,000 (the “Total Amount”), consisting of 2 tranches, as follows: (i) a tranche in an amount of up to $ 105,000,000 (the “Tranche A”); and (ii) a tranche in an amount of up to $ 50,000,000 (the “Tranche B”), to be committed in up to 3 loan commitments, as follows:

(x)	a loan commitment in an amount of $ 30,000,000 (of which the entire amount shall be disbursed under Tranche A) (the “IFC Loan #1”);

(y)	a loan commitment in a minimum amount of $ 30,000,000 and a maximum amount of up to $ 50,000,000 (of which an amount equivalent to, at least, 25% shall be disbursed under Tranche B) (the “IFC Loan #2”); and

(z)	a loan commitment equal to the remaining balance of the Total Amount (of which an amount equivalent to, at least, 25% shall be disbursed under Tranche B, unless the Tranche B cumulatively has been committed and fully disbursed for an amount of, at least, $ 25,000,000) (the “IFC Loan #3”, together with the IFC Loan #1 and the IFC Loan #2, the “Loans”, and individually any of such Loans, a “Loan”).

Each Loan shall be committed individually pursuant to a relevant Loan Agreement, for the individual principal amount agreed upon in the relevant Loan Agreement, and disbursed pursuant to the conditions set forth in this Agreement and in the relevant Loan Agreement.

There shall be no commitment of funds by IFC unless and until IFC executes the relevant Loan Agreement, in which case IFC shall only commit funds to the extent of such Commitment, and in the terms and conditions set forth in this Agreement and in the relevant Loan Agreement.

(b) The purpose of the Loans is (i) for the Tranche A Loans, to provide the Borrower with funding to be used by the Borrower for financing the origination and/or acquisition of a pool of Eligible Sub-loans for Tranche A; provided that at least 30% of the aggregate amount of the Eligible Sub-loans for Tranche A shall be represented by Eligible Sub-loans for Tranche A granted to Eligible Sub-borrowers for Tranche A with annual sales of up to $ 25,000,000 equivalent; and (ii) for the Tranche B Loans, to provide the Borrower with funding to be used by the Borrower for financing the origination and/or acquisition of a pool of Eligible Sub-loans for Tranche B.

Section 2.02. Commitment and Disbursement Procedure. (a) The Borrower and IFC shall instrument each Loan through a particular Loan Agreement to be executed by both Parties. The Borrower may request the Commitment of a Loan to IFC, by delivering to IFC a Loan Request substantially in the form of Schedule 2. The relevant Loan Agreement, upon agreement by the Parties shall be executed by the Parties after receipt by IFC of the relevant Loan Request, provided that (i) no Event of Default and no Potential Event of Default has occurred and is continuing, and (ii) for any relevant Loan Agreement to be executed after 6 months of IFC’s Board Approval, IFC and the Borrower have agreed on the applicable Relevant Spread for such Commitment.

(b) The Commitment for (i) the IFC Loan #1, has been agreed by the Parties; (ii) the IFC Loan #2, shall be agreed by the Parties within 36 months from IFC’s Board Approval (but in no event earlier than July 1, 2016), if and when the IFC Loan #1 shall have been fully disbursed; and (iii) the IFC Loan #3, shall be agreed by the Parties within 36 months from IFC’s Board Approval, if and when the IFC Loan #2 shall have been fully disbursed. The Parties shall execute the Loan Agreement for the IFC Loan #1 jointly with the execution of this Agreement.

(c) Once the relevant Loan Agreement is executed by both Parties, the Borrower may request the corresponding Disbursement by delivering to IFC, at least 10 Business Days prior to the proposed date of disbursement, a Disbursement Request in the form of Schedule 3 (Schedule 1 of the form of Loan Agreement).

(d) Each Disbursement (other than the last one) shall be made in an amount of not less than $5,000,000 for each Tranche of each Loan. There shall be no more than 3 Disbursements for each Tranche of each Loan.

(e) Subject to the fulfillment of the conditions precedent set forth in this Agreement, each Disbursement shall be made by IFC at a bank in New York, New York for further credit to the Borrower’s account at a bank in the Country, or any other place acceptable to IFC, all as agreed by the Parties in the relevant Loan Agreement.

(f) The Borrower shall deliver to IFC a receipt, substantially in the form of Schedule 3 (Schedule 2 of the form of Loan Agreement), with the signatures and capacities of the Borrower’s representatives duly certified and authenticated by an Argentinean notary public acting within its capacities, within 5 Business Days following each Disbursement by IFC. The Borrower hereby expressly and unconditionally agrees that in the event that the Borrower fails to deliver such receipt, evidence of the transfer of funds to the Borrower’s correspondent bank account (as set forth in Section 2.02(e)) shall be considered as sufficient evidence of receipt.

(g) IFC may, by notice to the Borrower, suspend the right of the Borrower to Commitments and Disbursements or cancel the undisbursed portion of a Loan in whole or in part, if:

(i)	the first Disbursement of each Loan has not been made (a) in the case of the Tranche A, within 3 months from the date of the execution of the relevant Loan Agreement; and (b) in the case of the Tranche B, within 9 months from the date of the execution of the relevant Loan Agreement;

(ii)	the last Disbursement of each Loan has not been made within 12 months from the date of the execution of the relevant Loan Agreement;

(iii)	any Event of Default has occurred and is continuing or the Event of Default specified in Section 6.02(d) (Events of Default) is, in the reasonable opinion of IFC, imminent;

(iv)	any event or condition has occurred which has or can reasonably be expected to have a Material Adverse Effect; or

(v)	on or after the date that is 36 months as from the IFC’s Board Approval.

Upon any cancellation, the Borrower shall, subject to subsection (e) of this Section 2.02, pay to IFC all fees and other amounts accrued (whether or not then due and payable) under this Agreement and the relevant Loan Agreements up to the date of that cancellation.

(h) The Borrower may, by notice to IFC, irrevocably request IFC to cancel any part of the uncommitted Total Amount or any undisbursed portion of a Loan on the date specified in that notice (which shall be a date not earlier than 30 days after the date of that notice) provided that IFC has received all fees and other amounts accrued (whether or not then due and payable) under this Agreement and the relevant Loan Agreements up to such specified date.

(i) In the case of partial cancellation of a Loan pursuant to subsection (g) or (h) of this Section 2.02, interest on the amount then outstanding of the Loans remains payable as provided in Section 2.03 (Interest).

(j) Any portion of the Total Amount, or of a Loan, that is cancelled under this Section 2.02 may not be reinstated or disbursed.

(k) In the case of a cancellation of the undisbursed portion of a committed Loan pursuant to subsection (g) or (h) of this Section 2.02, the Borrower shall pay to IFC a cancellation fee of 2% of the undisbursed committed amount that is being cancelled.

Section 2.03. Interest. (a) Subject to the provisions of Section 2.04 (Default Interest Rate), the Borrower shall pay interest on the Loans in accordance with this Section 2.03 and with the relevant Loan Agreements pursuant to which the Loans were made.

(b) During each Interest Period, the Loans shall bear interest at the applicable Interest Rate for that Interest Period.

(c) Interest on each Loan shall accrue from day to day, be prorated on the basis of a 360-day year for the actual number of days in the relevant Interest Period and be payable in arrears on the Interest Payment Date immediately following the end of that Interest Period; provided that with respect to any Disbursement made less than 15 days before an Interest Payment Date, interest on that Disbursement shall be payable commencing on the second Interest Payment Date following the date of that Disbursement.

(d) The Interest Rate for any Interest Period shall be the rate which is the sum of:

(i)	the Relevant Spread; and

(ii)	LIBOR on the Interest Determination Date for that Interest Period for 6 months (or, in the case of the first Interest Period for any Disbursement, for 1 month, 2 months, 3 months or 6 months, whichever period is closest to the duration of the relevant Interest Period (or, if two periods are equally close, the longer one) rounded upward to the nearest 3 decimal places.

(e) If, for any Interest Period, IFC cannot determine LIBOR by reference to the Reuters Service (or if the Reuters Service is not available, with reference to any other service (such as Bloomberg Financial Markets Service) that displays such rates as may be specified by IFC) or if the ICE (or NYSE

Euronext, or any other applicable successor entity) for any reason ceases (whether permanently or temporarily) to publish interbank offered rates for deposits in the Loan Currency for the relevant Interest Period, IFC shall notify the Borrower, and shall instead determine LIBOR:

(i)	on the second Business Day before the beginning of the relevant Interest Period by calculating the arithmetic mean (rounded upward to the nearest 3 decimal places) of the offered rates advised to IFC on or around 11:00 a.m., London time, for deposits in the Loan Currency and otherwise in accordance with subsection (d)(ii) of this Section 2.03, by any 4 major banks active in the Loan Currency in the London interbank market, selected by IFC; provided that if less than four quotations are received, IFC may rely on the quotations so received if not less than 2; or

(ii)	if less than 2 quotations are received from the banks in London in accordance with subsection (i) above, on the first day of the relevant Interest Period, by calculating the arithmetic mean (rounded upward to the nearest 3 decimal places) of the offered rates advised to IFC on or around 11:00 a.m., New York time, for loans in the Loan Currency and otherwise in accordance with subsection (d)(ii) of this Section 2.03, by a major bank or banks in New York, New York selected by IFC.

(f) Subject to any alternative basis agreed as contemplated by Section 2.03(g) below, if a Market Disruption Event occurs in relation to all or any part of the Loans for any Interest Period, IFC shall promptly notify the Borrower of such event and the relevant Interest Rate for the relevant portion of the Loans for that Interest Period shall be the rate which is the sum of:

(i)	the Relevant Spread; and

(ii)	either (A) the rate which expresses as a percentage rate per annum the cost to IFC (or the relevant Participant, as notified to IFC as soon as practicable and in any event not later than the close of business on the first day of the relevant Interest Period) of funding the Loans or its Participation (as applicable) from whatever source it may reasonably select or (B) at the option of IFC (or any such Participant, as applicable), LIBOR for the relevant period as determined in accordance with Section 2.03(e)(ii) above;

(g) (i) If a Market Disruption Event occurs in relation to the Loans and IFC or the Borrower so requires, within 5 Business Days of the notification by IFC pursuant to Section 2.03(f) above, IFC and the Borrower shall enter into good faith negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest applicable to the Loans.

(ii)	Any alternative basis agreed pursuant to sub-paragraph (i) above shall take effect in accordance with its terms and be binding on each party hereto.

(iii)	If agreement cannot be reached, the Borrower may prepay the relevant portion of the Loans in accordance with Section 2.06 (a).

(h) On each Interest Determination Date for any Interest Period, IFC shall determine the Interest Rate applicable to that Interest Period and promptly notify the Borrower of that rate.

(i) The determination by IFC, from time to time, of the applicable Interest Rate shall be final and conclusive and bind the Borrower (unless the Borrower shows to IFC’s satisfaction that the determination involves manifest error).

Section 2.04. Default Interest Rate. (a) Without limiting the remedies available to IFC under this Agreement or otherwise (and to the maximum extent permitted by applicable law), if the Borrower fails to make any payment of principal or interest (including interest payable pursuant to this Section) or any other payment provided for in Section 2.07 (Fees) when due as specified in this Agreement or in the relevant Loan Agreements (whether at stated maturity or upon acceleration), the Borrower shall pay interest on the amount of that payment due and unpaid at the rate which shall be the sum of 2% per annum (or such higher rate being charged by other lenders, but not exceeding 5% per annum) and the Interest Rate in effect from time to time.

(b) Interest at the rate referred to in Section 2.04 (a) shall accrue from the date on which payment of the relevant overdue amount became due until the date of actual payment of that amount (as well after as before judgment), and shall be payable on demand or, if not demanded, on each Interest Payment Date falling after any such overdue amount became due.

Section 2.05. Repayment. (a) Subject to Section 1.04 (Business Day Adjustment), the Borrower shall repay (i) each Tranche A Loan on the relevant Interest Payment Dates, in 7 approximately equal semiannual installments starting on the relevant Interest Payment Date following the second anniversary of the applicable Commitment Date, and as set forth in detail by the Parties in the relevant Loan Agreements; and (ii) each Tranche B Loan on the relevant Interest Payment Dates, in 9 approximately equal semiannual installments starting on the relevant Interest Payment Date following the third anniversary of the applicable Commitment Date, and as set forth in detail by the Parties in the relevant Loan Agreements.

(b) Any principal amount of any Loan repaid under this Agreement or the applicable Loan Agreement may not be re-borrowed.

Section 2.06. Prepayment. (a) Without prejudice to Section 2.10 (Increased Costs), the Borrower may prepay on any Interest Payment Date all or any part of any Tranche, on not less than 30 days’ prior notice to IFC, but only if, simultaneously with the prepayment, the Borrower pays all accrued interest on the amount of the Tranche to be prepaid, together with all amounts payable under Section 2.11 (Unwinding Costs) and a prepayment premium equal to (i) 4% of the amount of the Tranche to be prepaid, if the prepayment occurs within the first 2 years as from the relevant Commitment Date (ii) 3% of the amount of the Tranche to be prepaid, if the prepayment occurs between the third and the fourth year as from relevant Commitment Date, and, (iii) thereafter, 2% of the amount of the Tranche to be prepaid. The premium shall apply for each full year from the date of prepayment to the final maturity of each Tranche (for any period less than 1 year, the premium shall be pro-rated on the basis of a 360-day year for the actual number of days in such period). Any partial prepayment shall: (i) be in an amount of not less than $5,000,000; and (ii) be applied to the remaining repayment installments of the prepaid Tranche in inverse order of maturity.

(b) Upon delivery of a notice in accordance with Section 2.06 (a), the Borrower shall make the prepayment in accordance with the terms of that notice.

(c) Any principal amount of the Loans prepaid under this Agreement may not be re-borrowed.

Section 2.07. Fees. (a) The Borrower shall pay to IFC:

(i)	a commitment fee on any undisbursed amount of each Loan at the rate of (y) 0.5% per annum, within 90 days from the date of such relevant Loan Agreement, or (z) 1% thereafter, beginning to accrue on the date of the relevant Loan Agreement, prorated on the basis of a 360-day year for the actual number of days elapsed and payable, in arrears, on each Interest Payment Date, the first such payment to be due on the first Interest Payment Date after the date of the relevant Loan Agreement;

(ii)	a front-end fee of 1 % of the amount of each Loan, to be paid on the earlier of (A) the date which is 30 days after the date of each Commitment Date and (B) the date immediately preceding the date of the first Disbursement of each Loan; and

(iii)	a portfolio monitoring fee of $ 10,000 per annum, payable upon receipt of a statement from IFC.

(b) If the Borrower and IFC agree to restructure all or part of any Loan, the Borrower and IFC shall negotiate in good faith an appropriate amount to compensate IFC for the additional work of IFC staff required in connection with such restructuring.

Section 2.08. Currency and Place of Payment. (a) The Borrower shall pay all amounts due to IFC under this Agreement and each Loan Agreement in the Loan Currency, in same day funds, to the account of IFC at Citibank, N.A., 111 Wall Street, New York, New York, U.S.A., ABA#021000089, for credit to IFC’s account number 36085579 unless a different account has been designated from time to time by IFC.

(b) The payment obligations of the Borrower under this Agreement and each Loan Agreement shall be discharged or satisfied only to the extent that (and as of the date when) IFC actually receives funds in the Loan Currency in the account referred to in subsection (a) above, notwithstanding the tender or payment (including by way of recovery under a judgment) of any amount in any currency other than the Loan Currency.

(c) Accordingly, the Borrower shall, as a separate obligation, or by way of indemnity, as the case may be, pay such additional amount as is necessary to enable IFC to receive, after conversion to the Loan Currency at a market rate and transfer to that account, the full amount due to IFC under this Agreement in the Loan Currency and in the account referred to in subsection (a) above.

(d) Notwithstanding the provisions of Section 2.08 (a) and Section 2.08 (b) above, IFC may require the Borrower to pay (or reimburse IFC) for any Taxes, fees, costs, expenses and other amounts payable under Section 2.12 (a) (Taxes) and Section 2.13 (Expenses) in the currency in which they are payable, if other than the Loan Currency.

Section 2.09. Allocation of Partial Payments. If IFC at any time receives less than the full amount then due and payable under this Agreement or the relevant Loan Agreements, IFC may allocate and apply the amount received as IFC in its sole discretion determines, notwithstanding any instruction of the Borrower to the contrary.

Section 2.10. Increased Costs. On each Interest Payment Date, the Borrower shall pay, in addition to interest, the amount which IFC from time to time notifies to the Borrower in an Increased Costs Certificate as being the aggregate Increased Costs accrued and unpaid prior to that Interest Payment Date.

Section 2.11. Unwinding Costs. (a) If IFC or any Participant incurs any cost, expense or loss as a result of the Borrower: (i) failing to borrow in accordance with a Loan Request and a Disbursement Request made pursuant to Section 2.02 (Commitment and Disbursement Procedure); (ii) failing to prepay in accordance with a notice of prepayment; (iii) prepaying all or any portion of the Loans on a date other than an Interest Payment Date; or (iv) after acceleration of the Loans, paying all or a portion of the Loans on a date other than an Interest Payment Date; then the Borrower shall immediately pay to IFC the amount that IFC from time to time notifies to the Borrower as being the amount of those costs, expenses and losses incurred.

(b) For the purposes of this Section, “costs, expenses or losses” include any premium, penalty or expense incurred to liquidate or obtain third party deposits, borrowings, hedges or swaps in order to make, maintain, fund or hedge all or any part of any Commitment, Disbursement or prepayment of the

Loan, or any payment of all or part of the Loans upon acceleration.

Section 2.12. Taxes. The Borrower shall pay or cause to be paid all Taxes (other than Taxes, if any, payable on the overall income of IFC) on or in connection with the payment of all amounts due under this Agreement and the other Transaction Documents, and make all payments under this Agreement and the other Transaction Documents without deducting any present or future taxes whatsoever by whomsoever levied or imposed in connection with the payment of any amount under this Agreement and the other Transaction Documents; provided that, if the Borrower is prevented from making payments without deduction, the Borrower shall, in each case, pay to IFC an increased amount such that, after deduction, IFC receives the full amount it would have received had that payment been made without deduction.

Section 2.13. Expenses. (a) The Borrower shall pay, or reimburse IFC for any amount paid by IFC on account of, all taxes (including stamp taxes), duties, fees or other charges payable on or in connection with the execution, issue, delivery, registration or notarization of the Transaction Documents and any other documents related to them.

(b) The Borrower shall pay to IFC or as IFC may direct, the fees and expenses of IFC’s counsel, accountants and consultants incurred in connection with: (i) the preparation, review, execution, translation and, where appropriate, registration of the Transaction Documents and any other documents related to them; (ii) the preparation, administration and implementation by IFC of the investment provided for in this Agreement, the Loan Agreements or otherwise in connection with any amendment, supplement or modification to, or waiver under, any Transaction Document; (iii) the giving of any legal opinions required by IFC under this Agreement and any other Transaction Document; and (iv) the occurrence of any Event of Default or Potential Event of Default.

(c) The Borrower shall pay to IFC, or as IFC may direct, the costs and expenses incurred by IFC in relation to efforts to enforce or protect its rights under this Agreement and any Transaction Document, or the exercise of its rights or powers consequent upon or arising out of the occurrence of any Event of Default or Potential Event of Default, including legal and other professional consultants’ fees.

Section 2.14. The Notes. (a) In connection with and at the time of each Disbursement, the Borrower shall execute and deliver to IFC a non-endorsable promissory note (pagaré), payable on demand, for, and in the principal amount of, each Disbursement of each Tranche and dated the date on which the Borrower receives that Disbursement (each such promissory note, a “Note”), which shall be in the form attached hereto as of Schedule 9 appropriately completed, with the signatures and capacities of the applicable Borrower’s representatives duly certified and authenticated by an Argentinean notary public acting within its capacities, and complying with all other conditions required by the laws of the Country to constitute, at all times, a “título ejecutivo” and deliver it to IFC.

(b) The issuance of any of the Notes provided for hereunder is not intended to, and shall hence not, constitute a novation of any of the Borrower’s obligations hereunder.

(c) The Borrower represents and agrees that at the time of delivery of each Note, each Note shall constitute in the Country a valid and binding obligation of the Borrower in accordance with its terms, enforceable by way of summary proceedings (juicio ejecutivo) in the Country. If IFC so requests, the Borrower shall furnish to IFC evidence satisfactory to IFC that all formalities required for that purpose have been satisfied. The Borrower agrees to indemnify IFC for all costs and expenses associated with the enforcement of the Notes.

ARTICLE III

Representations and Warranties

Section 3.01. Representations and Warranties. The Borrower represents and warrants that:

(a) Organization and Authority. It is a banking institution duly incorporated and validly existing under the laws of the Country and has the corporate power to own its assets, conduct its business as presently conducted and to enter into, and comply with its obligations under, this Agreement and the Transaction Documents to which it is a party or will be a party;

(b) Validity. Each Transaction Document to which the Borrower is a party has been, or will be, duly authorized and executed by the Borrower and constitutes or will when executed, constitute a valid and legally binding obligation of the Borrower enforceable in accordance with its terms;

(c) No Conflict. Neither the making of this Agreement or any Transaction Document to which the Borrower is a party nor (when all the Authorizations referred to in Section 4.01(c) (Conditions of First Disbursement of the Loans) have been obtained) the compliance with its terms will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default or require any consent under, any indenture, mortgage, agreement or other instrument or arrangement to which it is a party or by which it is bound, or violate any of the terms or provisions of its Charter or any Authorization, judgment, decree or order or any statute, rule or regulation applicable to it;

(d) Status of Authorizations. All Authorizations (other than Authorizations that are of a routine nature and are obtained in the ordinary course of business) needed by the Borrower to conduct its business and execute, and comply with its obligations under, this Agreement and each of the other Transaction Documents to which it is a party or under which the Borrower is in any manner obligated have been obtained and are in full force and effect, and the Borrower has not received any notice of proceedings relating to the revocation, cancellation, expropriation or modification of any such Authorizations;

(e) No Amendments to Charter. The Borrower’s Charter has not been amended since June 26, 2006;

(f) No Immunity. Neither the Borrower nor any of its property enjoys any right of immunity from set-off, suit or execution with respect to its assets or its obligations under this Agreement or any other Transaction Document;

(g) Financial Condition. Since December 31, 2015: (i) it has not suffered any change that has a Material Adverse Effect or incurred any substantial loss or liability; and (ii) has not undertaken or agreed to undertake any substantial obligation which could cause or could reasonably be expected to cause a Material Adverse Effect;

(h) Financial Statements. The financial statements of the Borrower for the period ending on December 31, 2015 have been prepared in accordance with the Accounting Standards, and give a true and fair view of its financial condition as of the date as of which they were prepared and the results of the Borrower’s operations during the period then ended;

(i) Compliance with Law. To the best of its knowledge and belief after due inquiry, the Borrower is not in violation of any statute or regulation of any Authority;

(j) Environmental Matters. (i) to the best of the Borrower’s knowledge and belief, after due inquiry, there are no material social or environmental risks or issues other than those identified by the S&E Management System; and (ii) the Borrower has not received nor is aware of: (A) any existing or threatened complaint, order, directive, claim, citation or notice from any Authority; or (B) any material written communication from any Person concerning the failure by any Eligible Sub-borrower to undertake its operations and activities in accordance with the S&E Requirements;

(k) Litigation. To the best of its knowledge and belief after due inquiry, it is not in violation of any statute or regulation of any Authority, and is not engaged in nor threatened by any litigation, arbitration or administrative proceedings, the outcome of which could reasonably be expected to have a Material Adverse Effect, is not subject to any criminal investigations or proceedings, or any freezing of assets by a government authority with regard to money laundering or financing of terrorism; and no judgment or order has been issued which has or may reasonably be expected to have a Material Adverse Effect;

(l) Title to Assets and Liens. It has good and marketable title to all of the assets purported to be owned by it and possesses a valid leasehold interest in all assets which it purports to lease, in all cases free and clear of all Liens, and no contracts or arrangements, conditional or unconditional, exist for the creation by the Borrower of any Lien, except for Liens permitted pursuant to Section 5.02 (d) (Negative Covenants);

(m) Taxes. All tax returns and reports of the Borrower required by law to be filed have been duly filed and all Taxes, obligations, fees and other governmental charges upon the Borrower, or its properties, or its income or assets, which are due and payable or to be withheld, have been paid, or withheld, other than those presently payable without penalty or interest;

(n) Sanctionable Practices. Neither the Borrower, nor any Affiliates, nor any Person acting on its or their behalf, has committed or engaged in, with respect to its banking license or any transaction contemplated by this Agreement, any Sanctionable Practice;

(o) UN Security Council Resolutions. The Borrower maintains and applies policies and procedures for sanctions complying with applicable laws and regulations and with the financial sanctions promulgated pursuant to resolutions of the United Nations Security Council under Chapter VII of the United Nations Charter; and

(p) No Material Omissions. None of the representations and warranties in this Section 3.01 omits any matter the omission of which makes any of such representations and warranties misleading in any material respect.

Section 3.02. IFC Reliance. The Borrower acknowledges that it makes the representations and warranties in Section 3.01 (Representations and Warranties) with the intention of inducing IFC to enter into this Agreement and that IFC enters into this Agreement on the basis of, and in full reliance on, each of such representations and warranties.

ARTICLE IV

Conditions of Disbursement

Section 4.01. Conditions of First Disbursement of the Loans. IFC is not obligated to make the first Disbursement of any Loan unless and until the following conditions have been met:

(a) Transaction Documents. This Agreement, the relevant Loan Agreement and the Notes to be issued evidencing the first Disbursement of the relevant Loan, in form and substance satisfactory to IFC, have been entered into by all parties thereto, or issued, as the case may be, and have become (or, as the case may be, remain) unconditional and fully effective in accordance with their respective terms;

(b) Charter. The Borrower’s Charter is in form and substance satisfactory to IFC;

(c) Authorizations. The Borrower has obtained, and provided to IFC copies of, all Authorizations that may become necessary for: (i) the Loans; (ii) the business of the Borrower as it is presently carried on and is contemplated to be carried on; (iii) the execution of, and performance by the Borrower of its obligations under, this Agreement and the other Transaction Documents; and (iv) the remittance to IFC in Dollars of all monies payable with respect to this Agreement and the Transaction Documents; and all those Authorizations are in full force and effect;

(d) Auditor’s Certification. IFC has received a certification from the Auditors confirming that, as at a date not earlier than 60 days prior to the date of the first Disbursement of the IFC Loan #1, the Borrower is in compliance with the provisions of Section 5.01 (b) (Affirmative Covenants) and containing a brief description of the systems and records in place;

(e) Legal Opinions. IFC has received legal opinion(s) in form and substance satisfactory to it, from IFC’s counsel in the Country and covering such other matters relating to the transactions contemplated by this Agreement as IFC may reasonably request, concurred in by the Borrower’s counsel if IFC so requires;

(f) Insurance. (i) IFC has received copies of all insurance policies required to be obtained pursuant to Section 5.05 (Insurance) and Annex A and a certification of the Borrower’s insurers or insurance agents confirming that such policies are in full force and effect and all premiums then due and payable under those policies have been paid; and (ii) the Borrower has established insurance requirements, and has implemented and maintains procedures to monitor such requirements, with respect to Eligible Sub-loans, and has delivered to IFC a description of such requirements and procedures;

(g) Fees. IFC has received the fees which Section 2.07 (Fees) requires to be paid before the Disbursement and all other amounts then due under this Agreement including but not limited to, reimbursement of all invoiced fees and expenses of IFC’s counsel, if IFC so requires;

(h) Certificate of Incumbency; Authorization of Auditors. IFC has received from the Borrower (i) a Certificate of Incumbency and Authority; and (ii) a copy of the authorization to the Auditors referred to in Section 5.01(c) (Affirmative Covenants);

(i) Appointment of Agent. The Borrower has delivered to IFC evidence, substantially in the form of Schedule 4, of appointment of an agent for service of process pursuant to Section 7.04 (Applicable Law and Jurisdiction); and

(j) Environmental Matters. The Borrower (i) has completed the applicable SEMS plan milestones prior to the Commitment or the Disbursement of the relevant Loan, as the case may be; and (ii) has designated in writing a SEMS Officer reasonably acceptable to IFC.

Section 4.02. Conditions of All Disbursements. IFC is not obligated to make any Disbursement under any Loan, including the first Disbursement of any Loan, unless and until the following conditions have been met:

(a) No Default. No Event of Default and no Potential Event of Default has occurred and is continuing;

(b) Use of Proceeds. The proceeds of the Disbursement under the requested Loan: (i) are, at the date of the relevant request, needed by the Borrower for the purpose specified in Section 2.01 (b) (Amount and Purpose), or will be needed for that purpose within 3 months, in the case of Disbursements under Tranche A, or 12 months, in the case of Disbursements under Tranche B, as the case may be, of that date; and (ii) are not in reimbursement of, or to be used for, any purpose other than on-lending to an Eligible Sub-borrower for the financing of an Eligible Sub-project;

(c) No Material Adverse Effect. Since the date of this Agreement nothing has occurred which has or can reasonably be expected to have a Material Adverse Effect;

(d) Representations and Warranties. The representations and warranties made in Article III are true and correct in all material respects on and as of the date of the relevant Disbursement (as the case may be) with the same effect as if those representations and warranties had been made on and as of the date of that Disbursement, as the case may be (but in the case of Section 3.01 (c) (Representations and Warranties), without the words in parentheses);

(e) No Violations. After giving effect to the requested Disbursement, the Borrower would not be in violation of: (i) its Charter; (ii) any provision contained in any document to which the Borrower is a party (including this Agreement) or by which the Borrower is bound; or (iii) any law, rule, regulation, Authorization or agreement or other document binding on the Borrower directly or indirectly limiting or otherwise restricting the Borrower’s borrowing power or authority or its ability to borrow;

(f) Financial Ratios. Without limiting the generality of Section 4.02 (f), after taking into account the amount of the requested Disbursement and any other Liabilities incurred by the Borrower after the date of the latest financial statements of the Borrower delivered to IFC pursuant to Section 5.04 (a) (Reporting Requirements), the Borrower would be in compliance with each of the financial covenants set out in Section 5.03 (Financial Covenants);

(g) Borrower’s Certifications. IFC has received the relevant Disbursement Request as set forth in Section 2.02 (Commitment and Disbursement Procedure) and the Borrower’s certifications set out in Schedule 3 (Schedule 1 of the form of the Loan Agreement) are true and accurate;

(h) Fees. IFC has received the fees which Section 2.07 (Fees) requires to be paid before the Disbursement and all other amounts then due under this Agreement and the relevant Loan Agreement including but not limited to, reimbursement of all invoiced fees and expenses of IFC’s counsel, if IFC so requires;

(i) The Notes. IFC has received one or more Notes, as applicable;

(j) Auditor’s Certification. IFC has received a certification from the Auditors confirming that, as of the last year prior to the date of the requested Disbursement, the Borrower is in compliance with the provisions of Section 5.01 (b) (Affirmative Covenants) and containing a brief description of the systems and records in place;

(k) Certificate of Incumbency; Authorization of Auditors. IFC has received from the Borrower an updated Certificate of Incumbency and Authority (if such update is needed);

(l) Pipeline of Eligible Sub-loans for Tranche B. The Borrower shall have provided IFC a preliminary pipeline of proposed Eligible Sub-loans for Tranche B to be financed with proceeds of the Disbursement, and IFC shall have validated such pipeline; and

(m) Other Evidence. IFC has received such evidence as IFC may reasonably request of the proposed utilization of the proceeds of that Disbursement or the utilization of the proceeds of any prior Disbursement.

Section 4.03. Conditions for IFC Benefit. The conditions referred in Section 4.01 and Section 4.02 are for the benefit of IFC and may be waived only by IFC in its sole discretion.

ARTICLE V

Particular Covenants

Section 5.01. Affirmative Covenants. Unless IFC otherwise agrees, the Borrower shall and shall cause its Subsidiaries to:

(a) Corporate Existence; Conduct of Business; Compliance with Laws; Taxes. (i) Maintain its corporate existence and comply with its Charter, (ii) conduct its business with due diligence and efficiency, in accordance with sound banking, financial and business practices, (iii) conduct is business in compliance, in all material respects, with all applicable requirements of law, maintain all rights, licenses, permits, privileges, titles to property, franchises and the like, and keep property in good working conditions; and (iv) file by the date due all returns, reports and filings in respect of Taxes required to be filed by it and pay, when due, all Taxes due and payable by it;

(b) Accounting and Financial Management. Maintain an accounting and control system, management information system and books of account and other records, which together adequately give a fair and true view of the financial condition of the Borrower and the results of its operations in conformity with the Accounting Standards;

(c) Auditors. Maintain internationally recognized independent auditors acceptable to IFC as auditors of the Borrower and authorize them, in the form of Schedule 5, to communicate directly with IFC; provided that the Borrower shall replace the Auditors’s partner in charge of the account periodically, in accordance with the Banking Regulations; and provided further that, notwithstanding any Banking Regulation to the contrary, the Borrower shall replace the Auditors’s partner in charge of the account at least once every 5 years; and provided finally further, that such next replacement shall take place on January 1, 2019;

(d) Access. Upon IFC’s request, permit representatives of IFC and CAO to visit and inspect any of the premises where the business of the Borrower is conducted and to have access to its books of account and records and to its employees and agents;

(e) Authorizations. Obtain, renew and maintain in force and comply with all Authorizations, which are necessary for the carrying out of the Borrower’s business and operations generally, including, without limitation, for the making of Eligible Sub-loans, and the compliance by the Borrower with all its obligations under this Agreement and any other Transaction Document; and comply with all the conditions and restrictions contained in, or imposed on the Borrower by, those Authorizations;

(f) Affiliated Transactions. Ensure that all transactions with Affiliates, Related Parties and Linked Parties are on terms and conditions no more favorable than those extended to similarly situated non-related persons;

(g) Shell Banks. At all times institute, maintain and comply with appropriate internal procedures and controls to ensure that: (i) any financial institution with which the Borrower conducts business or enters into any transaction, or through which the Borrower transmits any funds, does not have correspondent banking relationships with any Shell Bank; and (ii) the Borrower does not conduct business or enter into any transaction with, or transmit any funds through a Shell Bank;

(h) Money Laundering; Financing of Terrorist Activity. At all times institute, maintain and comply with appropriate internal procedures and controls for anti-money laundering and combating the financing of terrorism (AML/CFT) consistent with the business and customer profile of the Borrower, in compliance with national laws and regulations, and in furtherance of applicable international AML/CFT best practices; including but not limited to: (i) a board-approved policy on AML/CFT; (ii) appointment of an AML/CFT Officer; (iii) customer due diligence, including identification and monitoring of high risk customers such as politically exposed persons; (iv) monitoring of customer activity for suspicious transactions; (v) establishing and monitoring correspondent accounts, where applicable; (vi) record keeping; (vii) identification and internal reporting of, suspicious transactions; (viii) reporting of suspicious transactions to authorities, where required; (ix) AML/CFT training for staff; and (x) internal and/or external auditing of AML/CFT-related policies, procedures and controls;

(i) UN Security Council Resolutions. At all times institute, maintain and comply with internal procedures and controls consistent with its business and customer profile for the purpose of ensuring that the Borrower will not enter into any transaction (i) with, or for the benefit of, any of the persons or entities named on lists promulgated by, or (ii) related to any activity prohibited by, the United Nations Security Council or its committees pursuant to any resolution under Chapter VII of the United Nations Charter;

(j) SEMS Plan. Undertake and implement the SEMS Plan in accordance with the requirements and schedule specified therein;

(k) S&E Management System. Use all reasonable efforts to ensure the continuing operation of the S&E Management System in compliance with the S&E Requirements including, without limitation, any requirements implied by Applicable S&E Law, the Exclusion List and the Performance Standards; and in the event any successor or replacement SEMS Officer is appointed, ensure that such SEMS Officer shall be reasonably acceptable to IFC;

(l) Amendment of the S&E Management System. Without limiting any other right, remedy or claim of IFC hereunder, if the Borrower becomes aware of any change in the scope of the Relevant Financing Operations, advise and consult with IFC regarding any material social or environmental risk posed by such development and, if requested by IFC, amend the S&E Management System to identify, assess and manage such risks;

(m) S&E Requirements. If the Borrower becomes aware that any Eligible Sub-borrower has undertaken Eligible Sub-projects in a manner that is not in accordance with the S&E Requirements, promptly: (i) agree with the relevant Eligible Sub-borrower, or require the relevant Eligible Sub-borrower to undertake, as appropriate or necessary in the Borrower’s reasonable judgment, corrective measures to remedy such inconsistency or breach; and (ii) if the relevant Eligible Sub-borrower does not implement corrective measures as provided in (i), use reasonable efforts to dispose of the Borrower’s investment in such Eligible Sub-borrower on commercially reasonable terms, taking into account liquidity, market constraints and fiduciary responsibilities;

(n) [RESERVED];

(o) On-Lending. Cause and ensure that, at all times from time to time: (i) all and any funds arising out from all and any Disbursements of the Loans be and remain applied, entirely and exclusively, towards the origination and/or acquisition of Eligible Sub-loans; (ii) at least 30% of the aggregate amount of Eligible Sub-loans for Tranche A originated and/or acquired from time to time be represented by Eligible Sub-loans for Tranche A granted to Eligible Sub-borrowers for Tranche A with annual sales below $25,000,000 equivalent; (iii) each Eligible Sub-borrower continues to meet the eligibility criteria to qualify as such, and notify IFC if any Eligible Sub-borrower ceases to qualify as such;

(p) Repayment of Eligible Sub-loans. To the extent that any amounts repaid or prepaid by any Eligible Sub-borrower that were originated with proceeds of the Loans, are not reused by the Borrower to make Eligible Sub-loans to Eligible Sub-borrowers within a period of 12 months from the relevant date or dates of repayment or prepayment, if IFC so requires, immediately make a proportional prepayment of the Loan in accordance with the provisions of Section 2.06 (Prepayment), subject to the then applicable Banking Regulations;

(q) Eligible Sub-loans Report. Deliver to IFC, within 90 days following each Disbursement, a report with a detail of the Eligible Sub-loans for which such Disbursement was requested; and

(r) Exchange Transaction Laws and Regulations. Timely provide, complete, execute, file and register any information, forms, affidavits and any other documents, and cause any action and perform any foreign exchange transaction required to comply with all applicable laws and regulations relating to exchange transactions and payments outside of the Country, including but not limited to any regulations of the Argentine Central Bank, and any successor regulations or laws, or as may be reasonably requested by IFC, and that may be required in connection with any of the Loans and to complete any payment under this Agreement or any other Transaction Document by transferring funds from the Country, including, but not limited to, as of the date hereof, the following obligations of the Borrower to: (i) notify the Argentine Central Bank of any Disbursement of any of the Loans in accordance with Communication “A” 3,602 (as amended) of the Argentine Central Bank, and (ii) deliver any information reasonably required to comply with applicable reporting obligations established by regulations of the Argentine Central Bank.

Section 5.02. Negative Covenants. Unless IFC otherwise agrees, the Borrower shall not and shall cause its Subsidiaries (with respect to such Subsidiaries, to the extent applicable), not to:

(a) Dividends. Declare or pay any dividend or make any distribution on its share capital (other than dividends or distributions payable in shares of the Borrower) other than in accordance with the Banking Regulations to date;

(b) Redemptions. Purchase, redeem or otherwise acquire any shares of the Borrower or any option over them;

(c) Liabilities. Incur, create, assume or permit to exist any Liability that is secured (other than for any Liability which is secured as permitted under Section 5.02 (d) below) or ranks prior or senior to the Loans other than the Existing Liabilities;

(d) Permitted Liens. Create or permit to exist any Lien on any property, revenues or other assets, present or future, of the Borrower, except for (i) any tax or other Lien arising by operation of law while the obligation underlying that Lien is not yet due, or if due, is being contested in good faith by appropriate proceedings and so long as the Borrower has set aside adequate reserves sufficient to promptly pay in full any amounts that the Borrower may be ordered to pay on final determination of any such proceedings; (ii) Liens which the Borrower is required to constitute with or in favor of any Authority pursuant to the Banking Regulations and other statutory preferences which are generally applicable to deposit-taking institutions; (iii) other Liens constituted or otherwise arising in the ordinary course of banking business provided that they fall within the limits permitted by the Banking Regulations; and (iv) any Lien created in the ordinary course of its banking business and on the basis of arm’s-length arrangements and within the limits permitted by the Banking Regulations under a repurchase agreement involving the sale and repurchase of securities;

(e) Arm’s Length Transactions. Enter into any transaction except in the ordinary course of business on ordinary commercial terms and on the basis of arm’s-length arrangements;

(f) Profit Sharing Arrangements. Enter into or establish any partnership, profit-sharing or royalty agreement or other similar arrangement whereby the Borrower’s income or profits are, or might be, shared with any other Person; or enter into any management contract or similar arrangement whereby its business or operations are managed by any other Person;

(g) Subsidiaries. Form or have any Subsidiary other than in strict accordance with the Banking Regulation to date;

(h) Fundamental Changes. Change: (i) its Charter in any manner which would be inconsistent with the provisions of this Agreement or any other Transaction Document; (ii) its Financial Year; or (iii) the nature or scope of its present or contemplated business or operations;

(i) Merger, Consolidation or Reorganization. Undertake or permit any merger, spin-off, consolidation or reorganization; or sell, transfer, lease or otherwise dispose of all or a substantial part of its assets, other than assets acquired in the enforcement of security created in favor of the Borrower in the ordinary course of its banking business, whether in a single transaction or in a series of transactions, related or otherwise;

(j) Prepayment of Long-term Debt. Prepay (whether voluntarily or involuntarily) or repurchase any Long-term Debt (other than the Loan and subordinated debt issued on May 1, 2004, which outstanding amount to date is $ 253,884,884 and which final maturity date is January 1, 2019), unless the Borrower gives IFC at least 30 days’ advance notice of its intention to make the proposed prepayment and, if IFC so requires, contemporaneously makes a proportional prepayment of the Loans in accordance with the provisions of Section 2.06 (Prepayment) except that there shall be no minimum amount or advance notice period for that prepayment;

(k) Use of Proceeds. Use the proceeds of any Disbursement in the territories of any country that is not a member of the World Bank or for reimbursements of expenditures in those territories or for goods produced in or services supplied from any such country;

(l) Amendment of the S&E Management System. Amend, waive the application of, or otherwise materially restrict the scope or effect of, the S&E Management System (including the SEMS Plan and the S&E Requirements);

(m) Exclusion List. In respect of Relevant Financing Operations, provide Eligible Sub-loans to Eligible Sub-borrowers engaged in any of the activities on the Exclusion List;

(n) Sanctionable Practices. Engage in (nor authorize or permit any Affiliate, any Eligible Sub- borrower or any other Person acting on its or their behalf to engage in) with respect to its banking license or any transaction contemplated by this Agreement, any Sanctionable Practices. The Borrower further covenants that should IFC notify the Borrower of its concerns that there has been a violation of the provisions of this Section or of Section 3.01(n) of this Agreement, it shall cooperate in good faith with IFC and its representatives in determining whether such a violation has occurred, and shall respond promptly and in reasonable detail to any notice from IFC, and shall furnish documentary support for such response upon IFC’s request;

(o) Shell Banks. Conduct business or enter into any transaction with, or transmit any funds through, a Shell Bank;

(p) Category “A” Activities. Use any proceeds of any of the Loans to finance Eligible Sub- projects consisting of Category “A” Activities; or

(q) Change of Control. Enter into any transaction or allow any action that shall cause a Change of Control.

Section 5.03. Financial Covenants. The Borrower shall prudently manage its financial position in accordance with sound banking and financial practices, applicable laws and the Argentine Central Bank prudential standards. To the extent that the Banking Regulations impose financial requirements or ratios that are more stringent than the ones set out in paragraphs (i) through (xiii) of this Section 5.03, the Borrower shall observe and comply with those more stringent requirements or ratios. Notwithstanding the above, unless IFC otherwise agrees, the Borrower shall at all times maintain, and abstain from any action which may result in the breach of, the financial parameters provided below:

(i)	a Risk Weighted Capital Adequacy Ratio of not less than (x) 9%, from the date of the signing of this Agreement and until and including September 30, 2016; (y) 11%, from September 30, 2016 until and including December 31, 2017; and (z) 11.5%, thereafter;

(ii)	an Equity to Assets Ratio of not less than 5%;

(iii)	an Economic Group Exposure Ratio of not more than 15%; provided that such limit shall increase to 25% as long as any additional Exposure above 15% is guaranteed by preferred guarantees, and excluding from the definition of Exposure for the purpose of the calculation of this financial covenant any amounts held in correspondent accounts in investment grade banks (rated A+ or higher) and any amount held to repay any installment of the Borrower’s external debt;

(iv)	an Aggregate Large Exposures Ratio of not more than 400%;

(v)	a Related Party Exposure Ratio of not more than 15%;

(vi)	an Open Credit Exposures Ratio of not more than 25%;

(vii)	a Fixed Assets Plus Equity Participations Ratio of not more than 35%;

(viii)	an Aggregate Foreign Exchange Risk Ratio of not more than 25%; excluding Dollar long positions, and if Dollar long positions were to be included, such Foreign Exchange Risk Ratio shall not exceed 40%;

(ix)	a Single Currency Foreign Exchange Risk Ratio of not more than 10%; except for long positions in Dollars, in which case the Single Currency Foreign Exchange Risk Ratio shall not exceed 40%;

(x)	an Interest Rate Risk Ratio of not less than -10% and not more than ten percent 10%;

(xi)	an Aggregate Interest Rate Risk Ratio of not less than -20% and not more than 20%;

(xii)	a Foreign Currency Maturity Gap Ratio of not less than (i.e. more negative than) -150%; and

(xiii)	an Aggregate Negative Maturity Gap Ratio of not be less than (i.e. more negative than) - 300%.

Section 5.04. Reporting Requirements. Unless IFC otherwise agrees, the Borrower shall:

(a) Quarterly Financial Statements and Reports. As soon as available but in any event within 45 days after the end of each quarter of each Financial Year, deliver to IFC a copy of the Borrower’s Consolidated and unconsolidated financial statements for such quarter prepared in accordance with the Accounting Standards, certified by the CFO, together with: (i) a report on any factors that have or could reasonably be expected to have a Material Adverse Effect; and (ii) a report (in the form pre-agreed by IFC), signed by the CFO, concerning compliance with the negative covenants contained in Sections 5.02 (a), (b), (c), (d), (e), and (k) (Negative Covenants) and the financial covenants contained in Section 5.03 (Financial Covenants) including a clear description of the methodology used in the respective calculations;

(b) Annual Financial Statements and Reports. As soon as available but in any event within 90 days after the end of each Financial Year, provide to IFC a copy of: (i) its complete and annual Consolidated and unconsolidated financial statements for such Financial Year prepared in accordance with the Accounting Standards, together with its Auditors’ audit report thereon, all in form satisfactory to IFC; (ii) a management letter and any other communication from its Auditors commenting, inter alia, on the adequacy of the Borrower’s financial control procedures, policies and controls, accounting systems and management information systems; (iii) a report (in the form pre-agreed by IFC), signed by the CFO or the internal head of accounting and reviewed by its Auditors, concerning compliance with the negative covenants contained in Sections 5.02 (a), (b), (c), (d), (e), and (k) (Negative Covenants) and the financial covenants contained in Section 5.03 (Financial Covenants) including a clear description of the methodology used in the respective calculations; (iv) a report, signed by the CFO or the internal head of accounting, in the form of, and addressing the topics listed in Schedule 6, based on the audited financial statements of the Borrower for the relevant Financial Year; (v) a report, in the form of Schedule 7, signed by the CFO or the internal head of accounting concerning the Borrower’s portfolio; (vi) a certification (in a form pre-agreed by IFC) signed by the CFO or the internal head of accounting, certifying (A) compliance of the Eligible Sub-borrowers with the eligibility criteria set forth in Section 5.06 (General Requirements Relating to Eligible Sub-loans) and (B) that all transactions between the Borrower and each of its Affiliates, Related Parties and Linked Parties, if any, during that Financial Year, were on the basis of arm’s-length arrangements and providing a list of each such transactions;

(c) Management Letters. Deliver to IFC, promptly following receipt, a copy of any management letter or other communication sent by the Auditors (or any other accountants retained by the Borrower) to the Borrower or its management in relation to the Borrower’s financial, accounting and other systems, management or accounts, if not provided pursuant to Section 5.04 (b) (ii);

(d) S&E Performance Report. Within 90 days after the end of each Financial Year, deliver to IFC the S&E Performance Report including such information as IFC shall reasonably require to measure the ongoing development results of the Eligible Sub-borrowers against the indicators specified in Schedule 8, which information IFC may hold and use in accordance with IFC’s Access to Information Policy (dated January 1, 2012), the link of which is http://www.ifc.org/wps/wcm/connect/98d8ae004997936f9b7bffb2b4b33c15/IFCPolicyDisclosureInformation.pdf?MOD=AJPERES;

(e) Notice of Accidents, Etc. Within 3 days after becoming aware of the occurrence, notify IFC of any social, labor, health and safety, security or environmental incident, accident or circumstance with respect to any Eligible Sub-borrower or in relation to any Eligible Sub-projects having, or which could reasonably be expected to have, any Material Adverse Effect or a material adverse impact on the implementation or operation of the Eligible Sub-projects in compliance with the S&E Requirements, specifying in each case the nature of the incident, accident, or circumstance and the impact or effect arising or likely to arise therefrom, and the measures being taken, or plans to be taken, to address them and prevent any future similar event; and keep IFC informed of the on-going implementation of those measures;

(f) Corporate Matters. As soon as available, deliver to IFC copies of (i) all notices, reports and other communications of the Borrower to its shareholders, (ii) the minutes of all the shareholders’ meetings, and (iii) upon IFC’s reasonable request provide the minutes of all the board of directors’ meetings;

(g) Litigation, Etc. Promptly upon becoming aware of (i) any litigation, arbitration, administrative or regulatory investigations or proceedings before any Authority or arbitral body which has or may reasonably be expected to have a Material Adverse Effect; (ii) any criminal investigations or proceedings against the Borrower; or (iii) any freezing of assets by a government authority involving the Borrower, its employees or board members with regard to money laundering or financing of terrorism, notify IFC by facsimile of that event specifying the nature of the action, litigation, arbitration, investigation or proceedings and the steps the Borrower is taking or proposes to take with respect thereto;

(h) Default. Promptly upon the occurrence of an Event of Default or Potential Event of Default, notify IFC by facsimile specifying the nature of that Event of Default or Potential Event of Default and any steps the Borrower is taking to remedy it;

(i) Regulatory Reviews. Upon IFC’s reasonable request, and to the extent permitted by the Argentine Central Bank, promptly provide IFC with copies of any documents prepared in connection with any reviews conducted by the Argentine Central Bank or any other Authority;

(j) Sub-borrower Communications. As soon as possible but no later than 10 days after receipt of any communications from any Eligible Sub-borrower pursuant to Section 5.06 (c)(iv) (General Requirements Relating to Eligible Sub-loans), provide a copy of that communication to IFC together with the measures that the Borrower, or as the case may be, the Eligible Sub-borrower proposes to take to secure the implementation of appropriate remedial measures satisfactory to IFC;

(k) AML/CFT Reporting Requirements. On an annual basis, provide to IFC at least one of the following: (i) a report by the AML/CFT Officer on the implementation of, and compliance with, the Borrower’s AML/CFT policies, procedures and controls; (ii) an internal or external auditor’s assessment on the adequacy of the Borrower’s policies, procedures and controls for AML/CFT; or (iii) a report by the AML/CFT regulator of the Borrower concerning the Borrower’s compliance with local AML/CFT laws and regulations;

(l) Information for Participants. Promptly provide to IFC such information about the Borrower, its assets and the Eligible Sub-loans which have not been provided already as part of IFC’s due diligence or as part of regular reporting, that IFC requests from time to time on behalf of any Participant for such Participants to satisfy requirements under applicable law and regulations, including those concerning AML/CFT;

(m) Trading Activities. Upon IFC’s reasonable request provide IFC information regularly on the Borrower’s trading activities, including: (i) whether the Borrower is a licensed government bond trader, and any associated commitments; and (ii) the type of instruments traded and for each instrument type: (a) whether the Borrower is a market maker, (b) the volume traded in the relevant quarter, (c) the Borrower’s internal trading limits, (d) the maximum exposure in the relevant quarter, and (e) the profit or loss on trading in the quarter;

(n) Eligible Sub-loans Status Report. On June 30 and December 31 of each year, provide to IFC a report, in the form of Schedule 10, on the status of all Eligible Sub-loans as of the immediately preceding Interest Payment Date; and

(o) Other Information. Promptly provide to IFC such other information as IFC from time to time requests about the Borrower, its assets, operations and other matters relating to the implementation of this Agreement and any other Transaction Document.

Section 5.05. Insurance.

(a) Insurance Requirements and Borrower’s Undertakings. Unless IFC otherwise agrees, the Borrower shall: (i) insure and keep insured, with financially sound and reputable insurers, its assets and business against insurable losses including the insurances specified in Annex A; (ii) punctually pay any premium, commission and any other amounts necessary for effecting and maintaining in force each required insurance policy; (iii) promptly notify the relevant insurer of any claim under any policy written by that insurer and diligently pursue that claim; (iv) comply with all warranties and conditions under each insurance policy; (v) not do or omit to do, or permit to be done or not done, anything which might prejudice the

Borrower’s right to claim or recover under any insurance policy; and (vi) not vary, rescind, terminate, cancel or cause a material change to any insurance policy required in Annex A (to the extent such variation, termination, cancelation or change would result in a reduction in coverage).

(b) Policy Provisions. Unless IFC otherwise agrees each insurance policy required to be obtained pursuant to this Section 5.05 shall be on terms and conditions acceptable to IFC, and shall contain provisions to the effect that no policy can be terminated, canceled or suspended by the Borrower or the insurer for any reason unless IFC and, in the case of termination or if cancellation or suspension is initiated by the insurer, the Borrower receive at least 45 days’ written notice (or such lesser period as IFC may agree) prior to the effective date of such termination, cancellation or suspension;

(c) Reporting Requirements. Unless IFC otherwise agrees, the Borrower shall provide to IFC the following: (i) within 30 days of renewal of an insurance policy required in Annex A (other than those required by applicable laws and regulations), a copy of that policy (or other form of evidence of renewal acceptable to IFC); (ii) any other insurance-related information or documents as IFC requests from time to time; and (iii) at the Borrower’s financial year end, advise IFC if physical/immovable assets exceed 25% of Total Capital, and if so, provide copies of policies insuring assets and public liability as required in Annex A.

Section 5.06. General Requirements Relating to Eligible Sub-loans. (a) Assessment. The Borrower shall apply prudent banking criteria in the evaluation and assessment of Eligible Sub-projects and Eligible Sub-borrowers and determination of the terms and conditions of, including security for, Eligible Sub-loans.

(b) Sub-loan Forms. Each Eligible Sub-loan shall be made upon such terms and conditions as shall, at a minimum, cover all financial expenses incurred by the Borrower in connection with the making, implementation and enforcement of that Eligible Sub-loan, and be evidenced by an agreement or agreements conferring upon the Borrower valid and enforceable rights and imposing upon the relevant Sub-borrower valid and enforceable obligations, all as necessary and appropriate to protect the interests of the Borrower.

(c) Sub-loan Terms and Conditions. The Borrower shall make all appropriate arrangements to ensure that each Eligible Sub-loan is made in such form and upon such terms and conditions as to require each Eligible Sub-borrower to: (i) carry out the relevant Eligible Sub-project and conduct its business with due diligence and efficiency and in accordance with sound financial and business practices including, without limitation, making and maintaining in effect insurance arrangements as set out in the Borrower’s procedures referred to in Section 5.05(a)(vi) (Insurance); (ii) at all times comply with, and/or (as the case may be) fulfill all the requirements and conditions for the qualification of Eligible Sub-borrowers and Eligible Sub-projects; (iii) design, construct, operate and maintain and monitor all of its sites, plant, equipment and facilities included in the relevant Eligible Sub-project in accordance with the S&E Requirements; (iv) as soon as possible, but no later than 10 days after its occurrence, notify the Borrower of any incident, accident or circumstance occurring on any site, plant, equipment or facility included in the relevant Eligible Sub-project or in any manner associated with its implementation and/or operation having or which could reasonably be expected to have a material adverse impact on the implementation or operation of the relevant Eligible Sub-project in compliance with the S&E Requirements, or an adverse effect on the environment, health or safety, including without limitation, explosions, spills or workplace accidents which result in death, serious or multiple injury or major pollution, specifying, in each case, the nature of the incident, accident or circumstance and the impact or effect arising or likely to arise therefrom, and the measures to be taken, or plans to be taken, to address them and prevent any future similar event; and keep the Borrower informed of the on-going implementation of those measures; (v) in each year submit to the Borrower a report on that Eligible Sub-borrower’s performance in connection with the S&E Requirements containing the necessary information to support the Borrower’s S&E Performance Report to be delivered to IFC pursuant to Section 5.04 (d) (Reporting Requirements); (vi) permit representatives of IFC, the CAO and/or the Borrower to visit any sites, plants, equipment or facilities included in the relevant

Sub-project and any premises where the business of the Eligible Sub-borrower associated with that Eligible Sub-project is conducted and to have access to that Eligible Sub-borrower’s books of account and records and to its employees and agents; (vii) provide such information as the Borrower or IFC may from time to time reasonably require with respect to the operations and financial condition of that Eligible Sub-borrower and the relevant Eligible Sub-project; and (viii) ensure that the proceeds of the relevant Eligible Sub-loan are not used in reimbursement of, or used for, expenditures in the territories of any country which is not a member of the World Bank or for goods produced or services supplied from such territories.

(d) Sub-project Monitoring. The Borrower shall supervise and monitor the implementation of Eligible Sub-projects, diligently exercise its rights under the agreements evidencing the Eligible Sub-loans, and use its best efforts to enforce the provisions of those agreements.

Section 5.07. Special Reporting Requirements for Eligible Sub-Loans Tranche B. (a) On an annual basis, but no later than 90 days after the end of each Financial Year, the Borrower shall deliver to IFC a report on the approved Eligible Sub-projects for Tranche B using IFC’s CAFI Tool including the following information:

(b) The Borrower shall provide the following information on the Eligible Sub-loans for Tranche B originated with the proceeds of the Loan:

(i)	Renewable Energy: Information about RE Eligible Sub-projects for Tranche B financed, including renewable energy technology type, installed capacity (megawatts), and annual electricity generation (megawatt-hours/year) produced);

(ii)	Energy efficiency: Information about Energy Efficient Eligible Sub-projects financed including information about estimated energy savings expressed as a percentage of estimated baseline energy consumption per unit output for all fuels plus electricity;

(iii)	Savings for energy efficiency can be defined as follows:

(A)	annual electricity savings (megawatt-hours/year) from energy efficiency projects;

(B)	annual fuel savings (Joules/year or tons of oil equivalent/year) from energy efficiency projects with type(s) of fossil fuel identified;

(iv)	Manufacturing of renewable energy and energy efficient technology equipment: description for the type of renewable energy and energy efficient equipment or finished goods being financed;

(v)	Water efficiency: description of investment to demonstrate a reduction in water use, such as annual water savings (cubic meter per year); water use per unit of output (water use per tonne; water use per guest night (in hotel); water use per square meter (commercial building or shopping mall); water use per “equivalent product (pharmaceutical plant); percentage of wastewater discharged; evidence of a water management strategy signed by the CEO of the organization that will result in 10% reductions in water use. This should be uploaded to CAFI as an attachment.

(vi)	Green building: Information in the form of the following table, a copy of which should be uploaded to the CAFI transaction entry as an attachment:

Loan #	Name of development	City	Total project cost	Loan amount	Currency	Tenor	Built area	# of units	Stage of construction	Certification status	Green certification	Green certification number
					e.g. USD / EUR	(months)	(m.sq)		e.g. Design / Under Construction / Constructed	e.g. Design Certified / Post Construction Certified	e.g. IFC’s EDGE / LEED / BREEAM / etc.

(b)	Each Eligible Sub-loan financed under the Loans must demonstrate that it meets IFC’s eligibility criteria for climate business. To this end, each Eligible Sub-loan shall maintain the necessary data and records to demonstrate the expected energy generation resulting from the implementation of the relevant Eligible Sub-project. The Borrower shall validate these calculations and report on the expected impacts to IFC based on pre-agreed indicators and reporting templates.

(c)	IFC will supply the Borrower with a tool (the “CAFI Tool”) that will simplify and standardize the reporting framework for these calculations. The Borrower shall only report on the projected energy generation of the Eligible Sub-project (i.e. based on the information available at the time of booking the Sub-loan). Green House Gas savings will then be computed by the IFC based on data obtained from the Borrower.

(d)	Every 3 years after implementation, IFC or an IFC appointed independent agency may visit a sample (5-10%) of the financed Sub-loans to validate expected outcomes as compared to real outcomes (“Post-implementation verification”). Post-implementation verification is at IFC’s cost, and the Borrower shall facilitate IFC’s access to data and its clients for that purpose.

ARTICLE VI

Events of Default

Section 6.01. Acceleration after Default. If any Event of Default occurs and is continuing, IFC may, by notice to the Borrower, require the Borrower to repay any and all the Loans immediately. On receipt of any such notice, the Borrower shall immediately repay the Loans and pay all accrued interest on it, the prepayment premium specified in Section 2.06 (Prepayment) and any other amounts payable under this Agreement, provided that the prepayment premium specified in Section 2.06 (Prepayment) shall not be applicable if acceleration occurred (only) as a consequence of the Event of Default set forth in Section 6.02 (e). The Borrower waives any right that it might have to further notice, presentment, demand or protest with respect to that demand for immediate payment.

Section 6.02. Events of Default. It shall be an Event of Default if:

(a) Failure to Pay Principal or Interest. The Borrower fails to pay when due any principal of or interest on any of the Loans and such failure continues for 5 days;

(b) Failure to Comply with Obligations. The Borrower fails to comply with any of its obligations under this Agreement or any other Transaction Document or any other agreement between the Borrower and IFC (other than for the payment of principal of, or interest on, the Loans or any other loan from IFC to the Borrower) and such failure continues for a period of 30 days after the date on which IFC notifies the Borrower, or after the Borrower comes aware, of such failure;

(c) Misrepresentation. Any representation or warranty made in Article III or in connection with the execution of, or any request (including a Loan Request or a Disbursement Request) under, this Agreement or any other Transaction Document is found to be incorrect in any material respect;

(d) Expropriation; Nationalization, Etc. Any Authority condemns, nationalizes, seizes, expropriates or otherwise assumes custody or control of all or any substantial part of the business, operations, property or other assets of the Borrower or of its share capital, or takes any action for the dissolution of the Borrower or any action that would prevent the Borrower or its officers from carrying on all or a substantial part of its business or operations;

(e) Bankruptcy Proceedings. (i) A court finds the Borrower bankrupt or insolvent, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower under any applicable law, or appoints a receiver, liquidator, trustee, sequestrator (or similar official) of the Borrower or of any substantial part of its property or other assets, or orders the winding up or liquidation of its affairs; (ii) the Borrower itself institutes proceedings to be adjudicated bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it, or files a petition or answer or consent seeking reorganization or relief under any applicable law, or consents to the filing of any such petition or to the appointment of a receiver, liquidator, trustee, sequestrator (or other similar official) of the Borrower or of any substantial part of its property, or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; (iii) the Argentine Central Bank (x) initiates a proceeding under Section 34 of the Argentine Financial Entities Act 21,526 requesting the Borrower or any Subsidiary to submit a regularization plan or (y) orders a temporary, total or partial suspension of the activities of the Borrower pursuant to Section 49 of the Argentine Central Bank’s charter; (iv) an attachment, sequestration, distress or execution (or analogous process) is levied or enforced upon or issued against the whole or any material part of the undertaking or assets or property of the Borrower; or (v) any other event occurs which under any applicable law and/or Banking Regulations would have an effect similar to any of those events listed above in this subsection;

(f) Cross-Default. The Borrower fails to make any payment in respect of any of its Liabilities (other than the Loan) or to perform any of its obligations under any agreement pursuant to which there is outstanding any Liability, and any such failure continues for more than any applicable period of grace or any such Liability becomes prematurely due and payable or is placed on demand;

(g) Failure to Maintain Authorizations. Any Authorization necessary for the Borrower to comply with its obligations under this Agreement or any other Transaction Document, or to carry on its business or operations, is not obtained when required or is rescinded, terminated, lapses or otherwise ceases to be in full force and effect, and is not restored or reinstated within 30 days of notice by IFC to the Borrower;

(h) Revocation, Etc. This Agreement or any other Transaction Document or any of their respective provisions for any reason is repudiated or its validity or enforceability at any time is challenged by any Person unless such repudiation or challenge is withdrawn within 30 days of IFC’s notice to the Borrower, except that no such notice shall be required or, as the case may be, the notice period shall terminate if and when that repudiation or challenge becomes effective; or

(i) Change of Control. A Change of Control occurs.

Section 6.03. Effects of Insolvency. If the Borrower is in any of the situations described in Section 6.02 (e) above, the Loans, all interest accrued on them and any other amounts payable under this Agreement and the other Transaction Documents will become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which the Borrower waives.

ARTICLE VII

Miscellaneous

Section 7.01. Saving of Rights.

(a) The rights and remedies of IFC in relation to any misrepresentation or breach of warranty on the part of the Borrower shall not be prejudiced by any investigation by or on behalf of IFC into the affairs of the Borrower, by the execution or the performance of this Agreement or by any other act or thing by or on behalf of IFC in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

(b) No course of dealing and no failure or delay by IFC in exercising any power, remedy, discretion, authority or other right under this Agreement or any other agreement shall impair, or be construed to be a waiver of or an acquiescence in, that or any other power, remedy, discretion, authority or right under this Agreement, or in any manner preclude its additional or future exercise.

Section 7.02. Notices.

Any notice, request or other communication to be given or made under this Agreement shall be in writing. Subject to Section 5.04 (h) and (i) (Reporting Requirements) and Section 7.04 (Applicable Law and Jurisdiction) any such communication shall be deemed to have been duly given or made when it is delivered by hand, airmail, established courier service, facsimile to the party’s address specified below or at such has from time to time, designated by notice to the other party hereto, and shall be effective upon receipt.

For the Borrower:

BANCO DE GALICIA Y BUENOS AIRES S.A.

Tte. Gral. Juan Domingo Perón 407

(C1038AAI) Buenos Aires

República Argentina

Facsimile:       (54-11) 3329-6429

Attention:       Carlos López

    SVP International Division

For IFC:

International Finance Corporation

2121 Pennsylvania Avenue, N.W.

Washington, D.C. 20433

United States of America

Facsimile:       (1-202) 947-4300

Attention:       Paulo de Bolle

    Regional Industry Head, Financial Institutions Group,

    Latin America and the Caribbean

With a copy (in the case of communications relating to payments) sent to the attention of the Director, Department of Financial Operations, at:

Facsimile: 202-522-7419.

Section 7.03. English Language.

All documents to be provided or communications to be given or made under this Agreement originated from the Borrower and its Subsidiaries shall be in English and where the original version of any such document is not in English, shall be accompanied or followed (no later than five Business Days since the delivery date of the relevant document in a language other than the English language) by an English translation certified by an Authorized Representative to be a true and correct translation of the original. IFC may, if it so requires, obtain an English translation of any document or communication received in any other language at the cost and expense of the Borrower.

Section 7.04. Applicable Law and Jurisdiction. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

(b) For the exclusive benefit of IFC, the Borrower irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement may be brought in the courts of the United States of America located in the Southern District of New York or in the courts of the State of New York located in the Borough of Manhattan. By the execution of this Agreement, the Borrower irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Final judgment against the Borrower in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, including the Country, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

(c) Nothing in this Agreement shall affect the right of IFC to commence legal proceedings or otherwise sue the Borrower in the Country or any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon the Borrower in any manner authorized by the laws of any such jurisdiction.

(d) The Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, with offices currently located at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent solely to receive for and on its behalf service of any summons, complaint or other legal process in any action, suit or proceeding IFC may bring in the State of New York in respect of this Agreement.

(e) As long as this Agreement remains in force, the Borrower shall maintain a duly appointed and authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any action, suit or proceeding IFC may bring in New York, New York, United States of America, with respect to this Agreement. The Borrower shall keep IFC advised of the identity and location of such agent.

(f) The Borrower also irrevocably consents, if for any reason its authorized agent for service of process of summons, complaint and other legal process in any action, suit or proceeding is not present in New York, New York, to the service of such papers being made out of the courts of the United States of America located in the Southern District of New York and the courts of the State of New York located in the Borough of Manhattan by mailing copies of the papers by registered United States air mail, postage prepaid, to the Borrower, at its address specified pursuant to Section 7.02 (Notices). In such a case, IFC shall also send by facsimile, or have sent by facsimile, a copy of the papers to the Borrower.

(g) Service in the manner provided in Sections 7.04 (d), (e) and (f) in any action, suit or proceeding will be deemed personal service, will be accepted by the Borrower as such and will be valid and binding upon the Borrower for all purposes of any such action, suit or proceeding.

(h) The Borrower irrevocably waives to the fullest extent permitted by applicable law:

(i)	any objection which it may have now or in the future to the laying of the venue of any action, suit or proceeding in any court referred to in this Section;

(ii)	any claim that any such action, suit or proceeding has been brought in an inconvenient forum;

(iii)	its right of removal of any matter commenced by IFC in the courts of the State of New York to any court of the United States of America; and

(iv)	any and all rights to demand a trial by jury in any such action, suit or proceeding brought against such party by IFC.

(i) To the extent that the Borrower may be entitled in any jurisdiction to claim for itself or its assets immunity in respect of its obligations under this Agreement or any other Transaction Document to which it is a party, from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction that immunity (whether or not claimed) may be attributed to it or its assets, the Borrower irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted now or in the future by the laws of such jurisdiction.

(j) The Borrower hereby acknowledges that IFC shall be entitled under applicable law, including the provisions of the International Organizations Immunities Act, to immunity from a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought against IFC in any court of the United States of America. The Borrower hereby waives any and all rights to demand a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, brought against IFC in any forum in which IFC is not entitled to immunity from a trial by jury.

(k) To the extent that the Borrower may, in any action, suit or proceeding brought in any of the courts referred to in Section 7.04 (b) or a court of the Country or elsewhere arising out of or in connection with this Agreement or any other Transaction Document to which the Borrower is a party, be entitled to the benefit of any provision of law requiring IFC in such action, suit or proceeding to post security for the costs of the Borrower, or to post a bond or to take similar action, the Borrower hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the Country or, as the case may be, the jurisdiction in which such court is located.

Section 7.05. Disclosure of Information. IFC may, notwithstanding the terms of any other agreement between the Borrower and IFC, disclose any documents, records or information about this transaction or the Borrower to (i) its outside counsel, auditors and rating agencies, (ii) any Person who intends to purchase a Participation, and (iii) any other Person as IFC may deem appropriate in connection with the administration of any Loan, including for the purpose of exercising any power, remedy, right, authority, or discretion relevant to any Transaction Document, or in connection with any proposed sale, transfer, assignment or other disposition of IFC’s rights as contemplated by Section 7.07. IFC represents that is bound by the IFC’s Access to Information Policy (dated January 1, 2012), the link of which is http://www.ifc.org/wps/wcm/connect/98d8ae004997936f9b7bffb2b4b33c15/IFCPolicyDisclosureInformation.pdf?MOD=AJPERES.

Section 7.06. Successors and Assignees. This Agreement binds and benefits the respective successors and assignees of the parties. However, the Borrower may not assign or delegate any of its rights or obligations under this Agreement without the prior written consent of IFC.

Section 7.07. Amendments, Waivers and Consents. Any amendment or waiver of, or any consent given under, any provision of this Agreement shall be in writing and, in the case of an amendment, signed by the parties.

Section 7.08. Counterparts. This Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names and to be delivered, as of the date first above written.

BANCO DE GALICIA Y BUENOS AIRES S.A.

By:
Name:
Title:

By:
Name:
Title:

INTERNATIONAL FINANCE CORPORATION

By:	/s/ PAULO DE BOLLE
Name:	PAULO DE BOLLE
Title:	REGIONAL INDUSTRY HEAD/SENIOR MANAGER

ANNEX A

INSURANCE REQUIREMENTS

General Provisions

The insurances required to be arranged by the Borrower are those customarily expected of a prudent financial institution, including but not limited to the following:

At all times:

(a)	Financial Institution Bond (Bankers Blanket Bond) with cover to include, without limitation, the following:

(i)	infidelity of employees;

(ii)	forgery or alteration;

(iii)	cash including securities and any negotiable instruments or documents at premises, in transit and in safe; and

(iv)	electronic and computer crime; and

(b)	all insurances required by applicable laws and regulations.

The following insurance policies will only be required as long as physical and immovable assets constitute 25% or more of Total Capital:

(c)	fire and named perils (including natural perils, and strike, riot & civil commotion), or property all risks on assets, with the sum insured based on new replacement cost; and

(d)	public liability.

ANNEX B

EXCLUSION LIST

(See Section 5.02 of the Agreement)

•	Production or trade in any product or activity deemed illegal under host country laws or regulations or international conventions and agreements, or subject to international bans, such as pharmaceuticals, pesticides/herbicides, ozone depleting substances, PCB’s, wildlife or products regulated under CITES.

•	Production or trade in weapons and munitions[1].

•	Production or trade in alcoholic beverages (excluding beer and wine)[1]

•	Production or trade in tobacco[1].

•	Gambling, casinos and equivalent enterprises[1].

•	Production or trade in radioactive materials. This does not apply to the purchase of medical equipment, quality control (measurement) equipment and any equipment where IFC considers the radioactive source to be trivial and/or adequately shielded.

•	Production or trade in unbonded asbestos fibers. This does not apply to purchase and use of bonded asbestos cement sheeting where the asbestos content is less than 20%.

•	Drift net fishing in the marine environment using nets in excess of 2.5 km. in length.

•	Production or activities involving harmful or exploitative forms of forced labor2/harmful child labor[3].

•	Commercial logging operations for use in primary tropical moist forest.

•	Production or trade in wood or other forestry products other than from sustainably managed forests.

The Borrower shall not provide loans, funding, investments or other support that represents, in the aggregate more than 1.0% of the Borrower’s loan portfolio, to clients engaged in the following activity and where such client’s operations primarily consist of:

•	Production or trade in tobacco[1].

[1]	This does not apply to project sponsors who are not substantially involved in these activities. “Not substantially involved” means that the activity concerned is ancillary to a project sponsor’s primary operations.
[2]	Forced labor means all work or service, not voluntarily performed, that is extracted from an individual under threat of force or penalty.
[3]	Harmful child labor means the employment of children that is economically exploitive, or is likely to be hazardous to, or to interfere with, the child’s education, or to be harmful to the child’s health, or physical, mental, spiritual, moral, or social development.

ANNEX C

SANCTIONABLE PRACTICES

(See Section 1.01 of the Agreement)

ANTI-CORRUPTION GUIDELINES FOR IFC TRANSACTIONS

The purpose of these Guidelines is to clarify the meaning of the terms “Corrupt Practices”, “Fraudulent Practices”, “Coercive Practices”, “Collusive Practices” and “Obstructive Practices” in the context of IFC operations.

1.	Corrupt Practices

A “Corrupt Practice” is the offering, giving, receiving or soliciting, directly or indirectly, of anything of value to influence improperly the actions of another party.

Interpretation

A. Corrupt practices are understood as kickbacks and bribery. The conduct in question must involve the use of improper means (such as bribery) to violate or derogate a duty owed by the recipient in order for the payor to obtain an undue advantage or to avoid an obligation. Antitrust, securities and other violations of law that are not of this nature are excluded from the definition of corrupt practices.

B. It is acknowledged that foreign investment agreements, concessions and other types of contracts commonly require investors to make contributions for bona fide social development purposes or to provide funding for infrastructure unrelated to the project. Similarly, investors are often required or expected to make contributions to bona fide local charities. These practices are not viewed as Corrupt Practices for purposes of these definitions, so long as they are permitted under local law and fully disclosed in the payor’s books and records. Similarly, an investor will not be held liable for corrupt or fraudulent practices committed by entities that administer bona fide social development funds or charitable contributions.

C. In the context of conduct between private parties, the offering, giving, receiving or soliciting of corporate hospitality and gifts that are customary by internationally-accepted industry standards shall not constitute corrupt practices unless the action violates applicable law.

D. Payment by private sector persons of the reasonable travel and entertainment expenses of public officials that are consistent with existing practice under relevant law and international conventions will not be viewed as Corrupt Practices.

ANNEX C

E. The World Bank Group does not condone facilitation payments. For the purposes of implementation, the interpretation of “Corrupt Practices” relating to facilitation payments will take into account relevant law and international conventions pertaining to corruption.

2.	Fraudulent Practices

A “Fraudulent Practice” is any action or omission, including misrepresentation, that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial or other benefit or to avoid an obligation.

Interpretation

A. An action, omission, or misrepresentation will be regarded as made recklessly if it is made with reckless indifference as to whether it is true or false. Mere inaccuracy in such information, committed through simple negligence, is not enough to constitute a “Fraudulent Practice” for purposes of this Agreement.

B. Fraudulent Practices are intended to cover actions or omissions that are directed to or against a World Bank Group entity. It also covers Fraudulent Practices directed to or against a World Bank Group member country in connection with the award or implementation of a government contract or concession in a project financed by the World Bank Group. Frauds on other third parties are not condoned but are not specifically sanctioned in IFC, MIGA, or PRG operations. Similarly, other illegal behavior is not condoned, but will not be considered as a Fraudulent Practice for purposes of this Agreement.

3.	Coercive Practices

A “Coercive Practice” is impairing or harming, or threatening to impair or harm, directly or indirectly, any party or the property of the party to influence improperly the actions of a party.

Interpretation

A. Coercive Practices are actions undertaken for the purpose of bid rigging or in connection with public procurement or government contracting or in furtherance of a Corrupt Practice or a Fraudulent Practice.

B. Coercive Practices are threatened or actual illegal actions such as personal injury or abduction, damage to property, or injury to legally recognizable interests, in order to obtain an undue advantage or to avoid an obligation. It is not intended to cover hard bargaining, the exercise of legal or contractual remedies or litigation.

ANNEX C

4.	Collusive Practices

A “Collusive Practice” is an arrangement between two or more parties designed to achieve an improper purpose, including to influence improperly the actions of another party.

Interpretation

Collusive Practices are actions undertaken for the purpose of bid rigging or in connection with public procurement or government contracting or in furtherance of a Corrupt Practice or a Fraudulent Practice.

5.	Obstructive Practices

An “Obstructive Practice” is (i) deliberately destroying, falsifying, altering or concealing of evidence material to the investigation or making of false statements to investigators, in order to materially impede a World Bank Group investigation into allegations of a corrupt, fraudulent, coercive or collusive practice, and/or threatening, harassing or intimidating any party to prevent it from disclosing its knowledge of matters relevant to the investigation or from pursuing the investigation, or (ii) acts intended to materially impede the exercise of IFC’s access to contractually required information in connection with a World Bank Group investigation into allegations of a corrupt, fraudulent, coercive or collusive practice.

Interpretation

Any action legally or otherwise properly taken by a party to maintain or preserve its regulatory, legal or constitutional rights such as the attorney-client privilege, regardless of whether such action had the effect of impeding an investigation, does not constitute an Obstructive Practice.

General Interpretation

A person should not be liable for actions taken by unrelated third parties unless the first party participated in the prohibited act in question.

ANNEX D

COPY OF SEMS PLAN

TYPE OF ACTION	SUGGESTED ACTION	DELIVERABLE	TIMEFRAME
ESMS enhancement and Staff training Plan	The Borrower shall develop an ESMS enhancement and staff training plan to ensure that its Relevant Financing Operations are in compliance with the S&E Requirements, i.e. application of the Exclusion List, the Applicable E&S Laws for the Relevant Financing Operations and the IFC Performance Standards for the Eligible Sub-projects for Tranche B.	ESMS enhancement and staff training plan	On or prior to first Disbursement of the IFC Loan #1

Enhance ESMS and develop a capacity building program	The Borrower shall enhance its S&E Management System to ensure that its Relevant Financing Operations comply with the S&E Requirements, i.e. application of the Exclusion List, the Applicable S&E Laws and for any Eligible Sub-loan for Tranche B made to an Eligible Sub-borrower for Tranche B to finance to an Eligible Sub-project for Tranche B, the IFC Performance Standards. The S&E Management System enhancement will include: (i) amendment of existing E&S policy, (ii) enhancement of due diligence procedure scope and monitoring procedures.	Copy of written procedures and materials to support the ESMS implementation	6 Months after first Disbursement of the IFC Loan #1

Staff training Implementation Report	The Borrower shall submit a report specifying the schedule of training programs delivered and applicable staff attendance.	Copy of training program	6 Months after first Disbursement of IFC Loan #1

		Delivery of dates the training was conducted and the number of staff trained.	12 Months after first Disbursement of IFC Loan #1

		List of external consultants/advisors	12 Months after first Disbursement of IFC Loan #1

ESMS Implementation report	The Borrower will implement the ESMS and provide IFC examples of Eligible Tranche B Sub-loans E&S due diligence prepared and an ESMS implementation report to ensure its adequacy.	Submission of the E&S due diligence documents for the first three RE Eligible Sub-projects for Tranche B reviewed	Prior to each relevant Eligible Sub-loan for Tranche B approval

		Implementation report	6 months after the first Disbursement of the IFC Loan #1.

Enhance its External Communications Mechanism	Enhance its external communications mechanism	Copy of written procedures and materials	6 months after the first Disbursement of the IFC Loan #1

ANNEX E

ESCASANY, AYERZA AND BRAUN FAMILY MEMBERS

Escasany, Maria Ofelia

Escasany, Eduardo José

Vila Moret, Silvestre

Ayerza, Abel

Ayerza de Gutiérrez, Adela Maria

Ayerza, Maria Teresa

Ayerza, Josefina Maria

Braun, Federico

Guerrero de Authier, Mercedes

Guerrero de Romero, Isabel

Guerrero de Aduriz, Francisca

Braun, Santiago

Braun de Santillán, Susana

Braun, Maria

Braun, Ledesma lnés

Braun, Ledesma Pablo

Braun Malenchini, Sonia

Braun, Miguel

Fundación Banco de Galicia y Buenos Aires

ANNEX F

ELIGIBILITY CRITERIA FOR ELIGIBLE SUB-PROJECTS FOR TRANCHE B

(i)	Eligible Sub-projects for Tranche B should only involve third parties of good reputation and that have been cleared by the Borrower as appropriate business partners;

(ii)	Eligible Sub-projects for Tranche B should be in activities conforming with the Exclusion List, the local and national E&S laws and regulations, IFC climate business eligibility criteria (as detailed below), and the Performance Standards or, where an acquired company does not comply at the time of acquisition, an action plan to bring this company into compliance in a reasonable time has been adopted;

(iii)	No Relevant Financing Operation for tranche B shall result in a politically exposed person holding an interest, a directorship or any other top executive position (other than in his/her official capacity) in an operating company, without the prior agreement of IFC;

(iv)	Eligible Sub-projects for Tranche B should be within at least 1 of the following eligible criteria:

a. Renewable Energy (RE) Eligible Sub-projects for Tranche B (each, a “RE Eligible Sub-project for Tranche B”), defined as the installation or construction measure aimed at investing into fixed assets that are designed to produce electricity, heat, cooling and any other form of energy that displaces fossil fuel use by utilizing renewable energy resources. Renewable energy resources may include but not be limited to solar, wind, geothermal, biomass, biogas, waste- to- energy, but shall exclude any form of hydropower.

b. Energy Efficiency (EE) Eligible Sub-projects for Tranche B (each, a “EE Eligible Sub-project for Tranche B”), defined as the reconstruction, renovation or refurbishment measure aimed at investing into fixed assets that are designed to decrease energy consumption for every unit of service output of the corporate/medium entity or utilizing renewable or waste energy, both with the primary objective of improving the efficiency of energy use (or reducing specific energy consumption) of the system directly affected by the Eligible Sub-project based on minimum requirements.

c. Eligible Sub-projects can include the manufacturers of EE and RE technology equipment intended for Energy Efficiency (EE) Eligible Sub-projects for Tranche B and Renewable Energy (RE) Eligible Sub-projects for Tranche B:

i.	In the case of EE technology equipment, the Eligible Sub-project should be directly manufacturing the energy-efficient technology equipment or appliance, and should be considered energy-efficient based on a reasonable benchmark in the market the technology is being sold. The products of the corporate/medium manufacturer must be supplied to EE projects.

ii.	In the case of RE technology equipment, the Eligible Sub-project should be directly manufacturing a component that is exclusively for the purpose of producing RE and not for other purposes. The products of the corporate/medium manufacturer must be supplied to RE projects.

d. Water Efficiency (WE) Eligible Sub-Projects for Tranche B, defined as an investment that materially reduces the use of water per unit of production. The specific eligibility of such projects will need to be confirmed by IFC. This can be through retrofit of an existing facility, a water recycle/reuse project or a project that will use alternative water sources such as ground water, desalinated water or tertiary advanced tertiary treated sewage measure implemented within the premises of a corporate/medium entity and aimed at investing into fixed assets that are designed to decrease water consumption, provided that the decrease in water utilization from baseline is greater than or equal to 10%.

e. Eligible Green Buildings are buildings, which are compliant with green buildings standards as evidenced by:

i.	Leadership in Energy and Environmental Design (LEED) certificate as defined by the U.S. Green Building Council, or

ii.	“BRE” Environmental Assessment Method (BREEAM) certificate as defined by the Building Research Establishment, or

iii.	IFC’s Excellence in Design for Greater Efficiencies (EDGE) certificate.

(v)	Financing, which may be in the form of Eligible Sub-loans, must be for new Eligible Sub-projects and not refinancing of an existing loan.

(vi)	Minimum requirements:

	Eligibility Criteria	Data Reporting
Energy Efficiency	Decrease in energy consumption from baseline ≥ 15% or 25,000 tC02, calculated on the overall eligible portfolio level, (the aggregate of the EE Eligible Sub-projects for Tranche B)	Technical data to be collected and reported through CAFI Tool

Renewable Energy	Eligible by default	Technical data to be collected and reported through CAFI Tool

(vii)	Excluded sub-projects:

a.	All hydropower projects shall be excluded;

b.	Category “A” Activity projects shall be excluded; and

c.	Projects exceeding generation of 15 MW shall be excluded.

SCHEDULE 1

FORM OF CERTIFICATE OF INCUMBENCY AND AUTHORITY

(See Section 1.01, Section 4.01 and Section 4.02 of the Agreement)

[Borrower’s Letterhead]

[Date]

International Finance Corporation

2121 Pennsylvania Avenue, N.W.

Washington, D.C. 20433

United States of America

Attention: Director, Financial Institutions Group

Ladies and Gentlemen:

Investment No. 38134

Certificate of Incumbency and Authority

With reference to the Master Loan Agreement between us, dated May 24, 2016 (the “Agreement”), I, the undersigned [Chairman/Director] of Banco de Galicia y Buenos Aires S.A. (the “Borrower”) duly authorized to do so, hereby certify that the following are the names, offices and true specimen signatures of the persons [each] [any two] of whom are, and will continue to be (until you receive authorized written notice from the Borrower that they, or any of them, no longer continue to be), authorized:

(a) to sign on behalf of the Borrower the request for the disbursement of funds provided for in Section 2.02 of the Agreement and in each Loan Agreement, and such other certificates, requests and documents required or permitted to be made thereunder on behalf of the Borrower; and

(b) to take, in the name of the Borrower, any other action required or permitted to be taken, done, signed or executed under the Agreement and any Loan Agreement, or any other agreement to which IFC and the Borrower may be parties.

*Name	Office	Specimen Signature

*	As many, or as few, names may be included as the Borrower shall desire.

SCHEDULE 1

You may assume that any such person continues to be so authorized until you receive authorized written notice from the Borrower that they, or any of them, is no longer so authorized.

Yours truly,

BANCO DE GALICIA Y BUENOS AIRES S.A.

By:
Name:
Title:	[Chairman/Director]

SCHEDULE 2

FORM OF LOAN REQUEST

(See Section 2.02 of the Agreement)

[Borrower’s Letterhead]

[Date]

International Finance Corporation

2121 Pennsylvania Avenue, N.W.

Washington, D.C. 20433

United States of America

Attention: Director, Financial Institutions Group

Ladies and Gentlemen:

Investment No. 38134

Request for Loan No. [    ]*

1. Please refer to the Master Loan Agreement (the “Agreement”) dated May 24, 2016, between Banco de Galicia y Buenos Aires S.A. (the “Borrower”) and International Finance Corporation (“IFC”). All terms defined in the Agreement shall bear the same meanings herein.

2. The Borrower hereby requests a Loan for the amount of                  (                ) (the “Loan”), consisting of (i) a Tranche A Loan in an amount of $                 ; and (ii) a Tranche B Loan in an amount of $                  , in accordance with the provisions of Section 2.02 of the Agreement.

[3. Attached hereto is a preliminary pipeline of proposed Eligible Sub-loans for Tranche B to be financed with proceeds of the Disbursement, and IFC shall have validated such pipeline.]

Yours faithfully,

BANCO DE GALICIA Y BUENOS AIRES S.A.

By:
Name:
Title:	[Authorized Representative]**

Copy to: Director, Department of Financial Operations

               International Finance Corporation

*	Each to be numbered in series.
**	As named in the Borrower’s Certificate of Incumbency and Authority (see Schedule 1).

SCHEDULE 3

FORM OF LOAN AGREEMENT

(See Section 2.02 of the Agreement)

INVESTMENT NUMBER 38134

Loan Agreement No. [    ]

between

BANCO DE GALICIA Y BUENOS AIRES S.A.

and

INTERNATIONAL FINANCE CORPORATION

Dated                      , 201[    ]

LOAN AGREEMENT No. [    ]

LOAN AGREEMENT (this “Loan Agreement”) dated                 ,     , 20     between BANCO DE GALICIA Y BUENOS AIRES S.A., a banking institution organized and existing under the laws of the Republic of Argentina (the “Borrower”); and INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries including the Republic of Argentina (“IFC”).

RECITALS

On or about the date hereof, the Borrower and IFC have entered into a Master Loan Agreement;

According to that Master Loan Agreement dated May 24, 2016 (the “Master Loan Agreement”), the Borrower has requested a Loan (as below defined) to IFC, in order to use the proceeds of such Loan to finance Eligible Sub-loans (as below defined) for Eligible Sub-projects (as below defined) to be carried on by Eligible Sub-borrowers(as below defined); and

IFC is willing to provide the requested Loan upon the terms and conditions set forth in this Loan Agreement and the Master Loan Agreement.

ARTICLE I

Definitions and Interpretation

Section 1.01. Definitions. Wherever used in this Loan Agreement, and except as otherwise defined herein, terms defined below shall have the meaning ascribed to them in this Section 1.01, and terms that are not defined in this Section 1.01 or in this Loan Agreement, shall have the meaning ascribed to them in the Master Loan Agreement:

“Interest Rate” means, for any Interest Period, the rate at which interest is payable on the Loan during that Interest Period, determined in accordance with Section 2.02 (Interest);

“Loan” means the loan specified in Section 2.01 (The Loan) or, as the context requires, its principal amount from time to time outstanding;

“Loan Disbursement” means the disbursement of the Loan;

“Master Loan Agreement” has the meaning set forth in the Recitals; and

“Relevant Spread” means collectively, the Tranche A Loans Relevant Spread and the Tranche B Loans Relevant Spread;

“Tranche A Loans Relevant Spread”4 means         % per annum; and

“Tranche B Loans Relevant Spread”5 means         % per annum.

[4]	To be completed once the final terms are determined.
[5]	To be completed once the final terms are determined.

Section 1.02. Financial Calculations, Interpretation, Business Day Adjustment.

(a) This Agreement is the Loan Agreement referred to in the Master Loan Agreement.

(b) Sections 1.02. (Financial Calculations), 1.03 (Interpretation) and 1.04 (Business Day Adjustment) of the Master Loan Agreement are incorporated herein by reference and shall apply herein, mutatis mutandis, as if set out in this Loan Agreement in full.

(c) In the context of this Loan Agreement, and except as otherwise provided in this Loan Agreement, a reference to a time of day is a reference to New York time.

(d) In the context of this Loan Agreement, and except as otherwise provided in this Loan Agreement, any reference to “the date of this Loan Agreement” or any similar reference, is a reference to the date of execution of this Loan Agreement.

(e) Any reference to Sections in this Loan Agreement, except as otherwise provided in this Loan Agreement, is a reference to a Section to this Loan Agreement.

Section 1.03. Conflict with Master Loan Agreement. In the event of any conflict between the terms of this Loan Agreement and the terms of the Master Loan Agreement, the terms of this Loan Agreement will prevail as between the parties to this Loan Agreement.

ARTICLE II

The Loan

Section 2.01. The Loan.

(a) Subject to the provisions of this Loan Agreement and the Master Loan Agreement (including Section 2.02 (Commitment and Disbursement Procedure), Section 4.01 (Conditions of First Disbursement of the Loans), if applicable, and Section 4.02 (Conditions of All Disbursements) of the Master Loan Agreement), IFC agrees to commit the availability of the Loan in an aggregate principal amount of $ [            ] consisting of: (i) a Tranche A Loan in an amount of $ [            ]; and (ii) a Tranche B Loan in an amount of up to $ [            ].

(b) The Borrower may request the corresponding Loan Disbursement by delivering to IFC, at least 10 Business Days prior to the proposed date of disbursement: (i) a Disbursement Request, in accordance with Schedule 1 of this Loan Agreement as set forth in Section 2.02 (c) of the Master Loan Agreement; and (ii) a Note evidencing each Tranche as set forth in Section 2.14 of the Master Loan Agreement.

(c) Loan Disbursement shall be made by IFC at a bank in New York, New York for further credit to the Borrower’s account at a bank in the Country, as indicated by the Borrower in the Disbursement Request.

(d) The Borrower shall deliver to IFC in accordance with Section 2.02 (f) of the Master Loan Agreement, a receipt, substantially in the form of Schedule 2 of this Loan Agreement, with the signatures and capacities of the Borrower’s representatives duly certified and authenticated by an Argentinean notary public, within 5 Business Days following Loan Disbursement by IFC. The Borrower hereby expressly and unconditionally agrees that in the event that the Borrower fails to deliver such receipt, evidence of the transfer of funds to the Borrower’s correspondent bank account shall be considered as sufficient evidence of receipt.

Section 2.02. Interest. Subject to Section 2.04 (Default Interest Rate) of the Master Loan Agreement, the Borrower shall pay interest on the Loan in accordance with this Section 2.02 (Interest).

(a) During each Interest Period, the Loan shall bear interest at the Interest Rate for that Interest Period.

(b) Interest on the Loan shall accrue from day to day, be prorated on the basis of a 360-day year for the actual number of days in the relevant Interest Period and be payable in arrears on the Interest Payment Date immediately following the end of that Interest Period; provided that in case the Loan Disbursement is made less than 15 days before an Interest Payment Date, interest on the Loan shall be payable commencing on the second Interest Payment Date following the date of the Loan Disbursement.

(c) The Interest Rate for any Interest Period shall be the rate which is the sum of:

(i)	the applicable Relevant Spread; and

(ii)	LIBOR on the Interest Determination Date for that Interest Period for six (6) months (or, in the case of the first Interest Period for any Loan Disbursement, for 1 month, 2 months, 3 months or 6 months, whichever period is closest to the duration of the relevant Interest Period (or, if 2 periods are equally close, the longer one)) rounded upward to the nearest 3 decimal places.

(d) The Interest Rate shall be determined as provided in Section 2.03 (Interest) of the Master Loan Agreement.

(e) The Interest Rate shall be subject to adjustment upon the occurrence of a Market Disruption Event as provided in Section 2.03 (Interest; Market Disruption) of the Master Loan Agreement.

(f) The determination by IFC, from time to time, of the applicable Interest Rate shall be final and conclusive and bind the Borrower (unless the Borrower shows to the IFC’s satisfaction that the determination involves manifest error).

Section 2.03. Repayment.

(a) The Borrower shall repay the Tranche A Loan in accordance with Section 2.05 (Repayment) of the Master Loan Agreement, as detailed in the schedule below:

Interest Payment Date	Principal Amount

(b) The Borrower shall repay the Tranche B Loan in accordance with Section 2.05 (Repayment) of the Master Loan Agreement, as detailed in the schedule below:

Interest Payment Date	Principal Amount

(c) Any principal amount of any Tranche of the Loan repaid under this Agreement may not be re-borrowed.

Section 2.04. Prepayment.

(a) The Borrower may prepay any Tranche of the Loan in accordance with Section 2.06 (Prepayment) of the Master Loan Agreement.

(b) Amounts of principal prepaid under this Section 2.04 and Section 2.06 (Prepayment) of the Master Loan Agreement shall be applied by IFC to all the outstanding installments of principal of the Loan in inverse order of maturity.

Section 2.05. Fees and Other Payments. (a) The Borrower shall pay to IFC the commitment fee, the front-end fee, the portfolio monitoring fee, and any other applicable fee, expenses and taxes, as provided in the Master Loan Agreement, as applicable to this Loan.

Section 2.06. Currency and Place of Payments. The Borrower shall make all payments of principal, interest, fees and any other amount due to IFC under this Loan Agreement in accordance with Section 2.08 (Currency and Place of Payments) of the Master Loan Agreement.

Section 2.07. Suspension and Cancellation.

(a) IFC may suspend the right of the Borrower to Loan Disbursement or cancel the undisbursed portion of the Loan in whole or in part in accordance with Section 2.02 (h) of the Master Loan Agreement.

(b) The Borrower may request that IFC cancel all or part of the undisbursed portion of the Loan in accordance with Section 2.02 (i) of the Master Loan Agreement.

ARTICLE III

Common Terms

Section 3.01. Representations and Warranties.

(a) The representations and warranties set out in Section 3.01 (Representations and Warranties) of the Master Loan Agreement are incorporated herein by reference and shall be made and are deemed to be made herein, mutatis mutandis, for the benefit of IFC as if set out in this Loan Agreement in full.

(b) The Borrower acknowledges that IFC enters into this Loan Agreement and the other Transaction Documents to which it is a party on the basis of, and in full reliance on, each of the representations and warranties referred to in Section 3.01 (Representations and Warranties) of the Master Loan Agreement.

Section 3.02. Conditions of Disbursement.

The obligation of IFC to make the Loan Disbursement is subject to the fulfillment prior to or concurrently with the making of the Loan Disbursement of the conditions set forth in Section 4.01 (Conditions of First Disbursement of the Loans), if applicable, and Section 4.02 (Conditions of All Disbursements) of the Master Loan Agreement.

Section 3.03. Covenants.

(a) So long as any amount of the Loan remains available for disbursement or any amount is outstanding under any of the Transaction Documents, the covenants set out in Article V (Particular Covenants) of the Master Loan Agreement are incorporated herein by reference and shall apply herein, mutatis mutandis, for the benefit of IFC as if set out in this Loan Agreement in full.

(b) The Borrower undertakes to cause the proceeds of the Loan to be applied to [provide a preliminary description of Eligible Sub-loans, Eligible Sub-projects, and Eligible Sub-borrowers] and to provide evidence to that effect to IFC.

Section 3.04. Events of Default.

(a) The Events of Default set out in Section 6.02 (Events of Default) of the Master Loan Agreement are incorporated herein by reference and shall each constitute an event of default under this Loan Agreement.

(b) If any Event of Default occurs and is continuing (whether it is voluntary or involuntary, or results from operation of law or otherwise), IFC may, by notice to the Borrower, require the Borrower to repay the Loan or such part of the Loan as is specified in that notice. On receipt of any such notice, the Borrower shall immediately repay the Loan (or that part of the Loan specified in that notice) and pay all interest accrued on it, the prepayment premium specified in Section 2.06 (Prepayment) of the Master Loan Agreement, and any other amounts then payable under this Loan Agreement and the other Transaction Documents, provided that the prepayment premium specified in Section 2.06 (Prepayment) shall not be applicable if acceleration occurred (only) as a consequence of the Event of Default set forth in Section 6.02 (e) of the Master Loan Agreement. The Borrower waives any right it might have to further notice, presentment, demand or protest with respect to that demand for immediate payment.

(c) If the Borrower is in any of the situations described in Section 6.02 (e) of the Master Loan Agreement, the Loan, all interest accrued on it and any other amounts payable under this Loan Agreement and the other Transaction Documents will become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which the Borrower waives.

ARTICLE IV

Miscellaneous

Section 4.01. Notices.

Any notice, request or other communication to be given or made under this Loan Agreement shall be given in accordance with Section 7.02 (Notices) of the Master Loan Agreement.

Section 4.02. Term of Agreement.

This Loan Agreement shall continue in force until all monies payable under it have been fully paid in accordance with its provisions.

Section 4.03. Saving of Rights.

Section 7.01 (Saving of Rights) of the Master Loan Agreement is incorporated herein by reference and shall apply herein, mutatis mutandis, as if set out in this Loan Agreement in full.

Section 4.04. Applicable Law and Jurisdiction.

(a) This Loan Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America.

(b) Section 7.04 (Applicable Law and Jurisdiction) of the Master Loan Agreement is incorporated herein by reference and shall apply herein, mutatis mutandis, as if set out in this Loan Agreement in full.

Section 4.05. Successors and Assignees.

(a) This Loan Agreement binds and benefits the respective successors and assignees of the parties. However, the Borrower may not assign or delegate any of its rights or obligations under this Loan Agreement without the prior consent of IFC.

(b) IFC may sell, transfer, assign, novate or otherwise dispose of all or part of its rights or obligations under this Loan Agreement.

Section 4.06. Disclosure of Information. Section 7.06 (Disclosure of Information) of the Master Loan Agreement is incorporated herein by reference and shall apply herein, mutatis mutandis, as if set out in this Loan Agreement in full.

Section 4.07. Amendments, Waivers and Consents. (a) No provision of this Loan Agreement may be amended, supplemented, modified or waived, except by a written instrument signed by the parties to this Loan Agreement.

(b) Any waiver or amendment, supplement or modification made or entered into in accordance with Section 4.07(a) shall be binding upon the parties to this Loan Agreement.

Section 4.08. Counterparts. This Loan Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement.

Section 4.09. English Language. (a) All documents to be provided or communications to be given or made under this Loan Agreement shall be in the English language.

(b) To the extent that the original version of any document to be provided, or communication to be given or made, to IFC under this Loan Agreement is in a language other than English, that document or communication shall be accompanied or followed (no later than five Business Days since the delivery date of the relevant document in a language other than the English language) by an English translation certified by an Authorized Representative to be a true and correct translation of the original, and the Borrower shall provide to IFC, promptly upon the reasonable request of IFC, an English translation of any document not in the English language or accompanied by such an English translation. IFC may, if it so requires, obtain an English translation of any document or communication received in a language other than English at the cost and expense of the Borrower.

IN WITNESS WHEREOF, the parties have caused this Loan Agreement to be signed in their respective names as of the date first above written.

BANCO DE GALICIA Y BUENOS AIRES S.A.

By:
Name:
Title:

By:
Name:
Title:

INTERNATIONAL FINANCE CORPORATION

By:
Name:
Title:

SCHEDULE 1 to the Loan Agreement

FORM OF DISBURSEMENT REQUEST

(See Section 2.02 of the Master Loan Agreement and 2.01 (b) of the Loan Agreement)

[Borrower’s Letterhead]

[Date]

International Finance Corporation

2121 Pennsylvania Avenue, N.W.

Washington, D.C. 20433, United States of America

Attention: Director, Financial Institutions Group

Ladies and Gentlemen:

Investment No. 38134

Disbursement Request No. [    ] under Loan No. [    ]*

1. Please refer to the Master Loan Agreement (the “Agreement”) dated May 24, 2016, between Banco de Galicia y Buenos Aires S.A. (the “Borrower”) and International Finance Corporation (“IFC”), and to the Loan Agreement No. [    ] (the “Loan Agreement”) dated                  , 20[    ], between the Borrower and IFC. All terms defined in the Agreement and in the Loan Agreement shall bear the same meanings herein.

2. The Borrower hereby requests the disbursement on                  ,          (or as soon as practicable thereafter) of the amount of                  (                ) under the Loan (the “Disbursement”) in accordance with the provisions of Section 2.02 of the Agreement and Section 2.01 (b) of the Loan Agreement. You are requested to pay such amount to the account in [New York] of [name of Borrower] [name of correspondent Bank], Account No.                 at [name and address of Bank] [for further credit to the Borrower’s Account No.                  at [name and address of Bank] in [city and country].

3. For the purpose of Article (IV) of the Agreement and Section 3.01 of the Loan Agreement, the Borrower certifies as follows:

(a) No Event of Default and no Potential Event of Default has occurred and is continuing;

(b) The proceeds of that Disbursement: (i) are, at the date of this Disbursement Request, needed by the Borrower for the purpose specified in Section 2.01 (b) (Amount and Purpose) of the Agreement, or will be needed for that purpose within [3][12] months of such date; and (ii) the proceeds of that Disbursement are not in reimbursement of, or to be used for, any purpose other than on-lending to an Eligible Sub-borrower for the financing of an Eligible Sub-project;

(c) Since the date of the Agreement nothing has occurred which has or can reasonably be expected to have a Material Adverse Effect;

(d) The representations and warranties made in Article III (Representations and Warranties) of the Agreement and Section 3.01 of the Loan Agreement are true on and as of the date of this

*	Each to be numbered in series.

Disbursement Request and will be true as of the date of Disbursement with the same effect as if those representations and warranties had been made on and as of each such date (but in the case of Section 3.01 (c) (Representations and Warranties) of the Agreement, without the words in parentheses);

(e) After giving effect to that Disbursement, the Borrower would not be in violation of: (i) its Charter; (ii) any provision contained in any document to which the Borrower is a party (including the Agreement and the Loan Agreements) or by which the Borrower is bound; or (iii) any law, rule, regulation, Authorization or agreement or other document binding on the Borrower directly or indirectly limiting or otherwise restricting the Borrower’s borrowing power or authority or its ability to borrow; and

(f) After taking into account the amount of that Disbursement and any other Liabilities incurred by the Borrower after the date of the latest financial statements of the Borrower delivered to IFC pursuant to Section 5.04 (a) (Reporting Requirements) of the Agreement, the Borrower would be in compliance with each of the financial covenants set out in Section 5.03 (Financial Covenants) of the Agreement.

The above certifications are effective as of the date of this Disbursement Request and shall continue to be effective as of the date of the Disbursement. If any of these certifications is no longer valid as of or prior to the date of the requested Disbursement, the Borrower will immediately notify IFC and will repay the amount disbursed upon demand by IFC if Disbursement is made prior to the receipt of such notice.

Yours faithfully,

BANCO DE GALICIA Y BUENOS AIRES S.A.

By:
Name:
Title:	[Authorized Representative]**

Copy to: Director, Department of Financial Operations, International Finance Corporation

**	As named in the Borrower’s Certificate of Incumbency and Authority (see Schedule 1).

SCHEDULE 2 to the Loan Agreement

FORM OF LOAN DISBURSEMENT RECEIPT

(See Section 2.02 of the Master Loan Agreement and Section 2.01 (d) of the Loan Agreement)

[Borrower’s Letterhead]

International Finance Corporation

2121 Pennsylvania Avenue, N.W.

Washington, D.C. 20433

United States of America

Attention: Director, Financial Institutions Group

Ladies and Gentlemen:

Investment No. 38134

Disbursement Receipt No. [    ]* (Loan No. [    ])

We, Banco de Galicia y Buenos Aires S.A., hereby acknowledge receipt on the date hereof, of the sum of                      (            ) disbursed to us by International Finance Corporation (“IFC”) under the Loan No. [    ] provided for in the Loan Agreement dated             , 20[    ] between our company and IFC, in accordance with the Master Loan Agreement dated May 24, 2016 between our company and IFC.

Yours truly,

BANCO DE GALICIA Y BUENOS AIRES S.A.

By:
Name:
Title:	[Authorized Representative]***

Copy to: Director, Department of Financial Operations, International Finance Corporation.

*	To correspond with number of the Disbursement request. See Schedule 2.
***	As named in the Borrower’s Certificate of Incumbency and Authority (see Schedule 1).

SCHEDULE 4

FORM OF SERVICE OF PROCESS LETTER

(See Section 4.01 of the Agreement)

[Letterhead of Agent for Service of Process]

[Date]

International Finance Corporation

2121 Pennsylvania Avenue, N.W.

Washington, D.C. 20433

Attention: Director, Financial Institutions Group

Investment No. 38134

ARGENTINA: BANCO DE GALICIA Y BUENOS AIRES S.A.

Ladies and Gentlemen:

Reference is made to Section 7.04 of the Master Loan Agreement dated May 24, 2016 (the “Agreement”) between Banco de Galicia y Buenos Aires S.A. (the “Borrower”) and International Finance Corporation (“IFC”), and to the Loan Agreements to be entered into thereby between the Borrower and IFC. Unless otherwise defined herein, capitalized terms used herein shall have the meaning specified in the Agreement.

Pursuant to Section 7.04 (d) of the Agreement, the Borrower has irrevocably designated and appointed the under- signed, [                    ] with offices currently located at [                    ], New York, New York [                    ], United States of America, as its authorized agent to receive for and on its behalf service of process in any legal action or proceeding with respect to each of the Agreement and the Loan Agreements in the courts of the United States of America for the Southern District of New York or in the courts if the State of New York located in the Borough of Manhattan.

The undersigned hereby informs you that it has irrevocably accepted that appointment as process agent as set forth in Section 7.04 (d) of the Agreement, from                    6 until                     7 and agrees with you that the undersigned (i) shall inform IFC promptly in writing of any change of its address in New York, (ii) shall perform its obligations as such process agent in accordance with the relevant provisions of Section 7.04 of the Agreement, and (iii) shall forward promptly to the Borrower any legal process received by the undersigned in its capacity as process agent.

As process agent, the undersigned and its successor or successors agree to discharge the above-mentioned obligations and will not refuse fulfillment of such obligations as provided under Section 7.04 (d) of the Agreement.

Very truly yours,

[PROCESS AGENT]

By:
Name:
Title:

cc: BANCO DE GALICIA Y BUENOS AIRES S.A.

[6]	Insert date of effectiveness of appointment.
[7]	Insert date which is 3 months after the last repayment of the Loan.

SCHEDULE 5

FORM OF LETTER TO BORROWER’S AUDITORS

(See Section 4.01 and Section 5.01 of the Agreement)

[Borrower’s Letterhead]

[Date]

[NAME OF AUDITORS]

[ADDRESS]

Investment No. 38134

Republic of Argentina: BANCO DE GALICIA Y BUENOS AIRES S.A.

Ladies and Gentlemen:

We hereby authorize and request you to give to International Finance Corporation (“IFC”) of 2121 Pennsylvania Avenue, N.W., Washington, D.C. 20433, United States of America, all such information as IFC may reasonably request with regard to (i) the financial statements of the undersigned company, both audited and unaudited, and (ii) any management letter and other communications from you to our company or its management, all of which we have agreed to supply under the terms of a Master Loan Agreement between the undersigned company and IFC dated May 24, 2016 (the “Agreement”). For your information, we enclose a copy of the Master Loan Agreement.

For our records, please ensure that you send us (i) a copy of all written communications you receive from IFC immediately upon receipt thereof, and (ii) a copy of all communications made by you to IFC immediately upon issuance thereof.

Yours truly,

BANCO DE GALICIA Y BUENOS AIRES S.A.

By
Name:
Title:	[Authorized Representative]*

Enclosure

cc:	Director, Financial Institutions Group
International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America

*	As named in the Borrower’s Certificate of Incumbency and Authority (see Schedule 1).

SCHEDULE 6

FORM OF ANNUAL REVIEW OF OPERATIONS REPORT

(See Sections 5.04 of the Agreement)

(1)	Sponsors and Shareholdings. Information on significant changes in share ownership of Borrower, the reasons for such changes, and the identity of major new shareholders.

(2)	Country Conditions and Government Policy. Report on any material changes in local conditions, including government policy changes, that directly affect the Borrower (e.g. changes in government economic strategy, taxation, foreign exchange availability, price controls, and other areas of regulations.)

(3)	Management and Technology. Information on significant changes in (i) the Borrower’s senior management or organizational structure, and (ii) technology used by the Borrower, including technical assistance arrangements.

(4)	Corporate Strategy. Description of any changes to the Borrower’s corporate or operational strategy, including changes in products, degree of integration, and business emphasis.

(5)	Markets. Brief analysis of changes in Borrower’s market conditions (both domestic and export, if so applicable), with emphasis on changes in market share and degree of competition.

(6)	Operating Performance. Discussion of major factors affecting the year’s financial results (sales by value and volume, operating and financial costs, profit margins, capacity utilization, capital expenditure, etc.).

(7)	Financial Condition. Key financial ratios for previous year, compared with ratios covenanted in the Loan Agreement.

(8)	Development Impact Indicators. Provide the following data related to the Eligible Sub-loans for Tranche B portfolio.

Eligible Sub-loans for Tranche B portfolio	2016	2017	2018	2019	2020
Volume outstanding (US$)
Number of loans (#)

SCHEDULE 7

FORM OF PORTFOLIO REPORT

(See Section 5.04(b)(v) of the Agreement)

Table 1.

Name of Financial Institution
Institution ID

Country

Total Number of Employees in your financial institution
of which female employees:

Total Number of Clients
Individual Clients
Microenterprises Clients (please provide definition below)
SME Clients (please provide definition below)
Corporate Clients
Government Clients
Other
Out of Total Number of clients
Mobile Money clients
Internet Banking clients

Out of Total Number of Clients, women / women-owned (if available)
Individual Clients
Microenterprises Clients
SME Clients

Specify your definition of the following :
“Microenterprise clients”
“SME clients”
“Women-owned firm”

Delivery Channels
Number of Branches
Number of Sub-Branches / Kiosks / Outlets
Number of Agents
Number of ATMs
Number of POS Terminals

Table 2

Loan Portfolio Reporting Table

Please provide loan data in US dollars in grey cells, using the Year end exchange rate

Loan data for fiscal year (“the Year”), ending on:

Exchange rate used (local currency units per 1 US Dollar):

		Outstanding Loan Balance (at the end of last fiscal year)		Past Due Loans Over 90 Days (at the end of last fiscal year)		Total actual / estimated number of full-time employees employed by clients (#) (if available)
LOANS (based on a size AT ORIGINATION)	Number of clients in each loan/loan size category (#)	Number of Loans (#)	Amount (US Dollars)	Number of Loans (#)	Amount (US Dollars)
RETAIL LOANS	0	0
Mortgage Loans	0		$—		$—
Purchase of Newly Constructed Houses
Purchase of Existing Houses
Home Equity Loans/Improvements
Student Loans
Other Retail Loans
COMMERCIAL LOANS (MSME & Corporate)	25	0	0	0	0
US$0 - US$1,000
US$1,001 - US$10,000
US$10,001 - US$100,000
US$100,001 - US$1,000,000
US$1,000,001 - US$2,000,000
>US$2,000,000
TOTAL LOAN PORTFOLIO	25	0	$—	0	$—	0
o/w Climate/Green Financing Portfolio

Gender-disaggregated loan data (if available). Mandatory for Banking on Women and Blended Finance Program Clients.
LOANS TO WOMEN-OWNED ENTERPRISES [OUT OF TOTAL COMMERCIAL]		0	$—	0	$—	0
US$0 - US$1,000
US$1,001 - US$10,000
US$10,001 - US$100,000
US$100,001 - US$1,000,000
US$1,000,001 - US$2,000,000
>US$2,000,000

Please Respond to below questions using drop-down menu and leaving comments as needed

Please explain what the women-owned enterprise data is based on:			Please select what applies by clicking here
			Gender Data

Please explain what the full-time employees data is based on:			Please select what applies by clicking here
			Job Data

Comments:

Note: Please use the pre-established loan size categories from this table as IFC will aggregate the data across clients, thus requires this for comparability.

Table 3.

Liability Accounts Portfolio Reporting Table (deposits, current/transactional accounts, e-money accounts, etc):

The objective of this table is to describe the breakdown of your liability accounts

Please provide data in US dollars, using the exchange rate at the end of the last fiscal year.

Validate Liabilities Tab

	Outstanding Balance at the end of last fiscal year
ACCOUNTS (LIABILITY) Deposits, current / transactional accounts, e-money accounts, etc)	Number of clients	Number of accounts	Amount in US$
PORTFOLIO OF LIABILITY ACCOUNTS - TOTAL	0	0	$—
Individuals
Micro enterprises
Commercial (SMEs)
Corporate
Government (local and federal)

Gender-disaggregated data (if available). Mandatory for Banking on Women and Blended Finance Program Clients.
LIABILITY ACCOUNTS BY WOMEN-OWNED ENTERPRISES [OUT OF TOTAL]	0	0	$—
Individuals
Micro enterprises
Commercial (SMEs)

Guidelines for completing these tables

Table 1. Number of Employees, Clients and Delivery Channels

•	In the first section, please, provide total number of employees in your financial institution at the end of fiscal year. The unit of account is a permanent full-time equivalent paid job. Please include part-time employees in equivalents (e.g., two part-time jobs = one full-time job)

•	Total Number of Clients includes all the commercial and retail borrowers, depositors, credit/debit card users, etc. Please avoid double counting and provide total number of unique client/customer IDs.

•	Number of Individual Clients - Individual/retail customers that use financial services for personal financial needs.

•	Number of Microenterprise Clients - Customers that use financial services for micro business purposes (based on the client’s judgment and definition of a Microenterprise client).

•	Number of SME Clients - Commercial small and medium enterprises (SME) customers that use any financial services for the needs of SMEs (per the client’s definition of SME)

•	Number of Corporate Clients - Commercial clients representing larger enterprises that use financial services for the needs of their corporations (per the client’s definition of a Corporate client).

•	Number of Government Clients - Customers who use financial services for government financial needs.

•	Number of Mobile Banking Clients - Customers receiving banking services through the mobile banking channel (using mobile phones, smart phones, etc.).

•	Number of Internet Banking Clients - Customers receiving banking services through the Internet banking channel (on-line banking customers, etc.).

•	Number of Women among Individual Clients - Individual/retail female customers that use financial services for personal financial needs.

•	Number of Women-owned Microenterprises Clients - Customers that use financial services for micro business purposes (based the client’s judgment definition of a women-owned Microenterprise client).

•	Number of Women-owned SME Clients - Commercial small and medium enterprises (SME) customers that use any financial services for the needs of women-owned SMEs (per the client’s definition of women-owned SME)

•	Number of Women-owned Corporate Clients - Commercial clients representing larger enterprises that use financial services for the needs of the women-owned corporations (per the client’s definition of a corporate client).

•	Provide your financial institution definitions for ‘Microenterprise clients’, ’SME clients’, ‘Women-owned enterprise/firm’.

•	Delivery Channels - Channels through which your financial institution delivers financial services to the clients/customers.

•	Sub-Branches / Kiosks / Outlets - Small branches/outlets/kiosks that provide limited face-to-face and automated financial services to its customers.

•	Agents - Individuals affiliated with the financial institution that are authorized to provide financial services to the customers on behalf of the bank/financial institution.

•	ATMs - Automatic teller machines that customers use to receive basic services, such as making deposits and cash withdrawals from remote locations, available twenty-four hours a day.

•	POS Terminals - Point of Sales Terminal - type of electronic-transaction terminal, including a computer, a cash register and other equipment or software used for selling goods or services. A place where a retail transaction is completed. It is the point at which a customer makes a payment to the merchant in exchange for goods or services (credit/debit card payment/reading machines, etc.).

Table 2. Loan Portfolio

•	Please provide data as of the final day of the financial institution’s financial year unless otherwise specified.

•	Provide data in US Dollars, using the exchange rate (Local Currency/US$) at the end of the financial institution’s financial year if applicable.

•	Total Loan portfolio in this section represent all loans issued by your financial institution [and which have an outstanding balance greater than zero] at the end of fiscal year. It should be equal to the Total Loan Book of your institution.

•	It is important that the table be filled in exactly as it is presented above, using the pre-established loan size categories as IFC will be aggregating data across clients and requires this for comparability.

•	Loans should be put into loan type categories based on the size of the loan at origination. For example, for a $150,000 loan at origination, of which $50,000 is outstanding at the end of fiscal year, the $50,000 outstanding loan should be included in the US$100,001-US$1,000,000 row (not the US$10,001 - US$100,000 row).

•	Loans to individuals for business purposes should be included in commercial loans, not consumer loans.

•	Purchase of Newly Constructed Houses - Loans to purchase newly constructed houses and loans for homes under construction.

•	Home Equity Loans - Consumer loans secured by a house.

•	Other Retail Loans - Consumer loans, credit cards, auto loans, and others.

•	Climate/Green Finance Aggregated Loan Data - Total loan amounts outstanding for Retail/SME/Commercial/Corporate to finance loans for Renewable Energy (biomass, geothermal, hydro, solar, wind, ocean, etc.); Wastes (waste-to-energy, recycling, waste management, solid and hazardous waste disposal, etc.); Energy and energy efficiency (cogeneration, energy distribution for renewables, energy efficient products, industrial energy efficiency, smart grid, etc.); Green buildings; Green products and materials; Carbon capture & storage; Transport (rail, urban rail/metro, electric vehicles, hybrids, alternative fuel vehicles, bus Rapid Transit, bicycle, biofuels, biofuels for aviation, transport logistics, etc.); Water (water efficiency/conservation, water supply, wastewater treatment, etc.); Adaptation (adaptation of infrastructure, conservation, bio-system adaptation, disaster prevention/risk management, etc.); Environment protection (soil remediation, pollution control, prevention and treatment, biodiversity conservation, ecological restoration, nature protection, etc.); Sustainable land management (sustainable agriculture, sustainable forestry, etc.)

•	Provide the commercial loan data for women-owned enterprises. For certain projects that involve the financing specifically for women or blended finance these data may be mandatory, for other cases it is desirable.

•	Confirm/provide the definition/source of the reported women-owned enterprise loan data by selecting from the following drop-down menu options: actual loan data based on IFC definition (see below); actual loan data based on our own definition (specify the definition in the comments); no data on women is available; estimated loan data (specify the methodology in the comments); estimated loan data provided (specify the methodology in the comments), but we plan to report on actual data soon; no data on women available, but we plan to track this data soon. Please leave a comment on any other/unusual aspects of the women-owned data, or aberrations from these guidelines.

•	IFC definition for loans to woman-owned enterprises - loans issued for commercial purposes and not for personal use to women-owned enterprises. According to IFC, a woman-owned enterprise is: (a) ≥ 51% owned by woman/women; or (b) ≥ 20% owned by woman/women; and have ≥ 1 woman as CEO/COO (President/Vice-President); and have ≥ 30% of the board of directors comprised of women where a board exists

•	Provide the total number of employees (full-time employee equivalent) in the companies associated with each loan exposure size (loan size at origination category). For example, how many employees the client companies that receive loans $10,001-$100,000 employ? These data are optional but highly desirable. This can be estimated or actual data.

•	Confirm/provide the definition/source of the reported number of employees data by selecting from the following drop-down menu options: actual # employees data from MIS; estimated # employees based on recordings in the loan files; estimated data (specify the estimation methodology); estimated data (specify the estimation methodology), but we plan to report on actual data soon; no data is available; no data is available, but we plan to track this data in the future; other (please leave a comment). Please leave a comment on any other/unusual aspects of the number of employees’ data, or aberrations from these guidelines.

•	IFC may add optional survey to inquire about certain aspects of development impact data.

•	IFC may change/adjust the data collection template based on the evolving needs for monitoring and evaluation of IFC’s development impact.

•	For overdue loans (usually 90 days overdue) please report total loan amounts outstanding for loans on which payments have been delinquent (and not just the overdue portion) as of end of fiscal year. Please do not include penalties, interests, and fees in the outstanding balances. For Housing Loans please include any over 90 days past due loans and/or loans that have missed 3 housing payments.

•	Please provide comments on any unusual aspects of the date in this table, or aberrations from these guidelines.

Table 3. Liability Accounts

•	In this table please provide number of clients that have opened current / transactional accounts, interest bearing accounts, e-money accounts in each category: Individuals, Micro, SME, Corporate, and Government. Exclude client having only loan type accounts.

•	Provide number and volume of the accounts such clients hold.

•	Please also provide the data for women and women-owned enterprises. For certain projects that involve the financing specifically for women or blended finance these data may be mandatory, for other cases it is desirable.

Notes

•	IFC may modify from time to time the above indicators based on evidence building to meet the development impact monitoring demands of IFC and the World Bank Group.

•	IFC may outsource the collection of the above information to 3rd party vendors subject to appropriate confidentiality agreements.

SCHEDULE 8

FORM OF S&E PERFORMANCE REPORT

(See Section 5.04 of the Agreement)

Annual Environmental & Social Performance Report

for Financial Intermediary (FI) Clients

(Universal Banks)

Name of Organization
Completed by (name):
Position in organisation:		Date:
Reporting period	From:		To:

Introduction

IFC’s Investment/Legal Agreement(s) requires Client Company to prepare a comprehensive Annual Environmental and Social Performance Report (AEPR) describing (i) the implementation and operation of the Environmental and Social Management System (ESMS), and (ii) the environmental and social performance of the sub-borrowers/clients of the Financial Institution. This document comprises IFC’s preferred format for E&S performance reporting. The following template may be supplemented with annexes as appropriate to ensure all relevant information on project performance is reported.

Content:

•	Client’s Representation Statement by authorized representative

•	Performance Standard 1: ESMS

•	Performance Standard 2: Labor and Working Conditions; and Life, Fire and Safety

•	Client’s Feedback

•	Portfolio Information

Notes:

(1)	Please provide responses to all questions and as detailed information as possible to avoid follow-up requests. If information is not available, please provide a brief explanation. Please ensure all documents were required (as indicated) are attached to your AEPR.

(2)	A selected number of questions (indicated with *) requires the provision of client specific information. If you are not allowed as per the local legislation to share information such as the name of the client, please indicate so and use ‘Client 1, 2, 3, ..’ instead of the name.

Part 1: Client’s Representation Statement by authorized representative

I (name) in my role of (position) and representing Client Company’s certify that

a)	Beyond what is reported in this AEPR for the current reporting period, to the best of my knowledge and belief, after due inquiry I confirm:

•	There are no material social and environmental risks and issues in respect of the relevant financing operations other than those identified through the application of the ESMS.

•	(Add name of Bank) has not received nor is aware of (a) any existing or threatened complaint, order, directive, claim, citation or notice from any authority, or (b) any material written communication from any person concerning the failure by any client/sub-borrower to undertake its operations and activities in accordance with the E&S requirements.

•	We have not amended, waived or materially restricted the scope or effect of the ESMS.

•	There have been no changes in the scope of the relevant financing operations since the loan/shareholders agreement with IFC has been signed.

•	We are using all reasonable efforts to ensure the continued operation of the ESMS to identify, assess and manage the social and environmental performance of the relevant financing operations in compliance with the E&S requirements.

•	If a client/sub-borrower has not undertaken its activities in accordance with the E&S requirements, we have (a) agreed with the client/sub-borrower to undertake corrective actions to remedy these, (ii) if the client/sub-borrower failed to implement the corrective actions used all reasonable efforts to dispose of the client/sub-borrower.

•	We have informed IFC during the reporting period of all proposed Cat A activities we have become aware of and ensured that the ESMS has sufficient capacity to review the E&S performance of these activities.

•	We have informed IFC of all social, labor, health and safety, security or environmental incident, accidents or circumstance in relations to any client/sub-borrower in accordance with the legal agreements.

b)	All information contained in this AEPR is true, complete and accurate in all respects at the time of submission and no such document or material omitted any information the omission of which would have made such document or material misleading.

Signature	Date

Part 2: Performance Standard 1: Development and Implementation of Environmental and Social Management System

A)	POLICIES AND PROCEDURES

2.1) Does your organization have a functioning ESMS which was approved by senior management during the reporting period?

☐  Yes            ☐  No             Date of Approval:

If yes, please attach a copy of the ESMS to this report

2.2)	If there has been an ESMS already in place and agreed upon with IFC, have there been any revisions/updates to the ESMS (policy and/or procedures) adopted by your organization during the reporting period?

☐  Yes            ☐  No

If yes, please provide the details of the revisions made and reasons for the same

(i)

(ii)

(iii)

(iv)

Please attach a copy of the revised ESMS.

2.3) Please describe your loan/credit review process and how E&S assessments have been incorporated into this process (only in case it was not provided earlier)

Credit Review Process:

E&S Assessment Process (including assessment of compliance with Exclusion List, national laws and the Performance Standards, if applicable):

2.4) Please provide three sample internal E&S assessment reports conducted for projects considered in the year under review.

Documents provided:

(i)

(ii)

(iii)

2.5) Please provide the following information regarding the E&S Risk profile of your portfolio and E&S assessments undertaken.

Type of Financing	Number of Loans in Portfolio	Number of Loans screened for E&S issues to date	Number of Loans screened for E&S issues during the reporting period	Number of Loans/Clients categorized as				Number of Accidents/ Incidents reported by clients during the reporting period	Number of field visits conducted by staff to review E&S aspects during loan appraisal	Number of field visits conducted by staff to review E&S aspects after loan appraisal (monitoring)
CRK Specialist to define with the client and insert here the various products provided by the client, e.g. retail, SME, corporate finance, trade etc				A	B	C	FI

2.6) Please give details of any transactions rejected on environmental, health, safety or social grounds during the reporting period.

Number of Loans/Clients:

Details including name of clients and reasons for rejection*:

(i)

(ii)

(iii)

2.7) Please provide details of loans/clients in portfolio that have become Non-Performing Loans (NPLs) due to E&S issues during the reporting period (indicate if information is not available).

Number of Loans/Clients:

Details including name of clients and reasons for becoming NPLs*:

(i)

(ii)

(iii)

B) E&S CAPACITY

2.8) Please provide the name and contact information of the Environmental Officer or Coordinator who has the overall responsibility for the implementation of ESMS.

Name:

Contact Information:

Position:

2.9) Please provide details of any other core persons in the organization involved with ESMS implementation (name, contact details, position), (including internal staff and external consultants if utilized).

(i)

(ii)

2.10) Please describe the training or learning activities the Environmental Officer/Coordinator/other E&S staff, as well as other staff attended in the year under review.

(i)	E&S staff:

(ii)	Other staff:

2.11) Please provide information on your training programs available to new and existing staff, training materials developed and budget allocation for ESMS development and implementation during the reporting period:

(iii)	Training Programs:

(iv)	Budget allocation (e.g. including for external consultants, training etc):

C) MONITORING

2.12) Do you require clients to provide any E&S reports?

☐  Yes            ☐  No             ☐  Sometimes

If yes, describe the monitoring requirements:

If yes, please provide two of such reports provided within the last year.

2.13) Please describe how you monitor the E&S performance of clients after credit disbursement, including compliance with national laws and applicable Performance Standards and implementation of corrective action plans (only required if not provided earlier already).

Monitoring Procedure:

Please provide three sample monitoring reports conducted for projects by staff to review environmental and social aspects.

Documents provided:

(i)

(ii)

(iii)

2.14) Please give details of any material adverse environmental and social issues associated with clients during the reporting period. Include details of any major accidents/incident, non-compliances, fines levied, negative media attention, complaints raised against your clients etc.

(i)

(ii)

(iii)

D) REPORTING AND AUDITING

2.15) Please describe your internal process for reporting social and environmental issues to Senior Management, including which information is provided. (If your internal reporting process had already been discussed and agreed upon with IFC, please provide details on where it is included in your ESMS).

If newly developed or revised, describe your Reporting Process and information provided:

Indicate in which section of the ESMS your reporting mechanism is included:

2.16) Has your organization conducted any internal audit of the implementation of the ESMS?

☐  Yes            ☐  No

If yes, please provide the following details of the audit:

Date of audit:

Findings of the audit:

Recommendations from the audit:

E) EXTERNAL COMMUNICATION MECHANISM

2.17) Do you have a mechanism in place to receive, register and respond to external communication regarding your activities? Describe the mechanism and how often it has been used.

☐  Yes            ☐  No

If yes, please provide the following information:

Description of mechanism including how you screen, assess and address concerns received, as well as track and document them internally:

Number of complaints/inquiries to date:

Number of complaints/inquiries received during the reporting period:

Key issues raised in complaints/inquires:

Part 3: Performance Standard 2: Labor and Working Conditions; and Life, Fire and Safety Measures

3.1) Were your organization’s HR Policy and Procedures revised in the year under review?

☐  Yes            ☐  No

If yes please describe in detail the changes to the previous policy/procedures.

(i)

(ii)

(iii)

Please attach a copy of the revised HR Policy/Procedures

3.2) Were there any labor-related issues in the year under review? (Labor issues include – e.g. court cases, union disputes, staff grievances, sexual harassment complaints, negative media report on labor issues). Did your organization retrench a substantial8 number of employees in the year under review?

Labor related Issues:

If yes, please provide details.

(i)

(ii)

[8]	Substantial means retrenchment of more than 50 persons or 5% of the total number of employees within a three month period

(iii)

Retrenchment:

☐  Yes            ☐  No

If yes, please provide details on the retrenchment:

(i)	Number of employees retrenched:

(ii)	Cause of retrenchment:

(iii)	Retrenchment plan:

3.3)	Did you retain valid Fire Safety permits for all buildings during the reporting period and undertake regular fire drills? Have there been any fire incidents during the reporting period in any of your offices or branches?

Fire Safety Permits valid:

☐  Yes            ☐  No

If no, please provide details:

Fire Incidents:

☐  Yes            ☐  No

If yes, please provide the following:

Details of the incident including cause of fire:

Corrective Actions taken:

Please attach a copy of the Fire Incident report

3. Client’s Feedback

Please check the box that best represents your evaluation of the support received from IFC. On dealing with E&S aspects of the investment, how effective in your opinion has IFC been?

Areas of IFC Assistance:	No opinion	Excellent level of support	Above expectations	As reasonably expected	Below what was expected	Comments

To help you understand the business case for good E&S risk management	☐	☐	☐	☐	☐

To provide you with guidance for the development of your ESMS and the implementation of the Environmental and Social Action Plan (ESAP)	☐	☐	☐	☐	☐

To support you during and share the outcomes of IFC’s appraisal and supervision visits to your institutions and on agreeing on corrective actions	☐	☐	☐	☐	☐

To demonstrate flexibility and creativity to guide you in the management of E&S issues	☐	☐	☐	☐	☐

Other Feedback you would like to provide:

What are currently the key difficulties/challenges your institution faces in the establishment and implementation of adequate E&S risk management practices? What support is needed and/or has been identified to address these?

Part 5: Portfolio Information

(b)	5.1) FI Business Lines and portfolio distribution

Product line	Description	Total exposure outstanding for most recent FY year end (in US$)	Percentage of entire portfolio	Average loan or transaction size (in US$)	Smallest and Largest loan or transaction size (in US$)
CRK Specialist to define with the client and insert here the various products and descriptions provided by the client, e.g. retail SME, corporate finance, trade etc

Total

(c)	5.2) Exposure by industry Sectors (for entire portfolio)

Please provide information on your entire portfolio based on industry sectors. If this sector breakdown does not match your portfolio reporting, please use any other standard classification. e.g. format required by local Central Bank or Banking Regulatory Authority.

Industrial Sector	Total Bank Portfolio	SME Lending		Corporate/Project finance
	Outstanding Exposure (in US$)	Outstanding Exposure (in US$)	% of SME Portfolio	Outstanding Exposure (in US$)	% of Corporate/Project Finance Portfolio
Animal Production
Apparel
Chemicals
Collective Investment Vehicles
Common Carriers
Construction and Real Estate
Consumer Goods
Crop Production
Electrical Equipment, Appliances and Components
Fabric Mills
Fabricated Metal Product Manufacturing
Finance & Insurance
Finishing (Dyeing, Printing, Finishing, etc.)
Fishing
Food & Beverages
Forestry
Furniture and Related Products
Integrated Textile Operation (Spinning, Weaving/Knitting, but no Garment )
Internet Projects
Leather and Allied Products
Machinery and Other Industrial
Nonmetallic Mineral Product Manufacturing
Oil, Gas and Mining
Plastics & Rubber
Primary Metals
Printing & Publishing
Pulp & Paper
Spinning (Yam, Including Integrated with Fiber Production)
Telecommunications
Textiles - Others
Transport Service
Transportation Equipment
Utilities
Warehousing & Storage

Wholesale and Retail Trade covering any of the following. Gasoline stations, dry cleaners, printing, large auto and truck fleets, photographic film processing and any operations involving the use of any chemical of biological wastes or materials

Wood Products

Total

Section 1.2 5.3) Exclusion List Exposure: if any, please provide the following information on exposures in your portfolio of clients substantially involved in IFC excluded activities. (Please include both details of activities financed with IFC funds and from your own funds).

Type of Excluded Activity	Outstanding Exposure in US$	Outstanding Exposure in % of Portfolio	Name of Company*	Type of Financing provided	Loan Due Date	Activity Financed from IFC Funds/Asset Class? (yes/no)	Steps taken to reduce exposure (if agree upon with IFC)

1. Production or trade in any product or activity deemed illegal under host country laws or regulations or international conventions and agreements, or subject to international bans, such as pharmaceuticals, pesticides/herbicides, ozone depleting substances, PCB’s, wildlife or products regulated under CITES.

2. Production or trade in weapons and munitions
3. Production or trade in alcoholic beverages (excluding beer and wine)
4. Production or trade in tobacco.
5. Gambling, casinos and equivalent enterprises

6. Production or trade in radioactive materials. This does not apply to the purchase of medical equipment, quality control (measurement) equipment and any equipment where IFC considers the radioactive source to be trivial and/or adequately shielded.

7. Production or trade in unbonded asbestos fibers. This does not apply to purchase and use of bonded asbestos cement sheeting where the asbestos content is less than 20%.

8. Drift net fishing in the marine environment using nets in excess of 2.5 km. in length.

9. Production or activities involving harmful or exploitative forms of forced labor (Forced labor means all work or service, not voluntarily performed that is extracted from an individual under threat of force or penalty)/harmful child labor.

10. Commercial logging operations for use in primary tropical moist forest
11. Production or trade in wood or other forestry products other than from sustainably managed forests.

Total for the Bank

Section 1.3 5.4) Please provide the below information regarding your top 25 Corporate/Project Finance Exposures (Please provide all the information required.)

	Company/ Project name*	Type of Financing (Overdraft, Term Loan etc)	Tenor of Financing (months)	Value of exposure (US$ mn)	Industry Sector	E&S Risk Category assigned (A, B, C, FI)	Key E&S risks and impacts identified	Corrective Action(s) identified and included in the legal agreement	Status of Corrective Action Plan implementation	Any key reputational risk associated with the company
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25

*	If you are not allowed as per the local legislation to share information such as the name of the client, please indicate so and use ‘Client 1, 2, 3, ..’ instead of the name.

Section 1.4

Section 1.5 5.5) Please provide the below information regarding your top 25 SME Exposures (Please provide all the information required.)

	Company/ Project name*	Type of Financing (Overdraft, Term Loan etc)	Tenor of Financing (months)	Value of exposure (US$ mn)	Industry Sector	E&S Risk Category assigned (A, B, C, FI)	Key E&S risks and impacts identified	Corrective Action(s) identified and included in the legal agreement	Status of Corrective Action Plan implementation	Any key reputational risk associated with the company
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25

*	If you are not allowed as per the local legislation to share information such as the name of the client, please indicate so and use ‘Client 1, 2, 3, ..’ instead of the name.

Section 1.7 5.6) Please provide the below information for all Cat A projects in your portfolio (Please provide all the information required.)

	Company/ Project name*	Type of Financing (Overdraft, Term Loan etc)	Tenor of Financing (months)	Value of exposure (US$ mn)	Industry Sector	Key E&S risks and impacts identified	Corrective Action(s) identified and included in the legal agreement	Status of Corrective Action Plan implementation	Any key reputational risk associated with the company
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25

*	If you are not allowed as per the local legislation to share information such as the name of the client, please indicate so and use ‘Client 1, 2, 3, ..’ instead of the name.

SCHEDULE 9

FORM OF NOTE

(See Section 2.02 of the Agreement)

“PAGARÉ”

US$	Buenos Aires, ● de ● de 201

Por igual valor recibido en préstamo, pagaremos incondicionalmente a la vista a International Finance Corporation, sin protesto, NO A LA ORDEN, la cantidad de Dólares Estadounidenses ● millones (U$S ●).

El monto adeudado bajo el presente Pagaré devengará (i) un interés compensatorio del ● por ciento (●%) anual hasta la fecha del efectivo pago; y (ii) en caso de falta de pago a la fecha de su presentación al cobro, un interés punitorio del dos por ciento (2%) anual desde la fecha de su presentación al cobro hasta la fecha del efectivo pago.

Todos los pagos a efectuar en virtud de este Pagaré serán efectuados indefectiblemente en Dólares Estadounidenses. El suscriptor renuncia en forma incondicional e irrevocable a invocar la teoría de la imprevisión y onerosidad sobreviniente (Artículo 1091, del Código Civil y Comercial_de la República Argentina).

Todos los montos adeudados en virtud del presente Pagaré serán pagados libres de, y sin deducciones por, impuestos, tasas, gastos, derechos, y/o retenciones, presente o futuros, de cualquier naturaleza o tipo, sean éstos de jurisdicción nacional o provincial de la Argentina, o impuestos cobrados por cualquier autoridad impositiva de la Argentina. En caso de ser aplicable algún impuesto, tasa, cargo, gasto, derecho y/o retención de la índole mencionada, éste será pagado exclusivamente por el suscriptor.

En nuestro carácter de suscriptores, hacemos constar expresamente que ampliamos el plazo de presentación para el pago de este Pagaré hasta [nueve] ([9]) años a contar desde la fecha.

Lugar de pago: 2121 Pennsylvania Av. N.W., Washington DC 20433, Estados Unidos de América.

BANCO DE GALICIA Y BUENOS AIRES S.A.

[Nombre]

[Cargo]

[NOTARY PUBLIC CERTIFICATION SIGNATURES & SIGNATORIES’ CAPACITY]

SCHEDULE 10

FORM OF ELIGIBLE SUB-LOANS TRANCHE A REPORT

Eligible Sub-borrower 1
Eligible Sub-borrower 2
Eligible Sub-borrower 3
Eligible Sub-borrower 4

*	Specify if fixed or floating.
**	USD equivalent as of latest date available.
***	Detailed description of the collateral, including latest valuation, latest valuation date, and valuation method used.

INVESTMENT NUMBER 38134

Loan Agreement No. 1

between

BANCO DE GALICIA Y BUENOS AIRES S.A.

and

INTERNATIONAL FINANCE CORPORATION

Dated May 24, 2016

LOAN AGREEMENT No. l

LOAN AGREEMENT (this “Loan Agreement”) dated May 24, 2016 between BANCO DE GALICIA Y BUENOS AIRES S.A., a banking institution organized and existing under the laws of the Republic of Argentina (the “Borrower”); and INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries including the Republic of Argentina (“TFC”).

RECITALS

On or about the date hereof, the Borrower and IFC have entered into a Master Loan Agreement;

According to that Master Loan Agreement dated May 24, 2016 (the “Master Loan Agreement”), the Borrower has requested a Loan (as below defined) to IFC, in order to use the proceeds of such Loan to finance Eligible Sub-loans (as below defined) for Eligible Sub-projects (as below defined) to be carried on by Eligible Sub-borrowers (as below defined); and

IFC is willing to provide the requested Loan upon the terms and conditions set forth in this Loan Agreement and the Master Loan Agreement.

ARTICLE I

Definitions and Interpretation

Section 1.01. Definitions. Wherever used in this Loan Agreement, and except as otherwise defined herein, terms defined below shall have the meaning ascribed to them in this Section 1.01, and terms that are not defined in this Section 1.01 or in this Loan Agreement, shall have the meaning ascribed to them in the Master Loan Agreement:

“Interest Rate” means, for any Interest Period, the rate at which interest is payable on the Loan during that Interest Period, determined in accordance with Section 2.02 (Interest);

“Loan” means the loan specified in Section 2.01 (The Loan) or, as the context requires, its principal amount from time to time outstanding;

“Loan Disbursement” means the disbursement of the Loan;

“Master Loan Agreement” has the meaning set forth in the Recitals; and

“Relevant Spread” means 4.5% per annum.

Section 1.02. Financial Calculations, Interpretation, Business Day Adjustment.

(a) This Agreement is the Loan Agreement referred to in the Master Loan Agreement.

(b) Sections 1.02. (Financial Calculations), 1.03 (Interpretation) and 1.04 (Business Day Adjustment) of the Master Loan Agreement are incorporated herein by reference and shall apply herein, mutatis mutandis, as if set out in this Loan Agreement in full.

(c) In the context of this Loan Agreement, and except as otherwise provided in this Loan Agreement, a reference to a time of day is a reference to New York time.

(d) In the context of this Loan Agreement, and except as otherwise provided in this Loan Agreement, any reference to “the date of this Loan Agreement” or any similar reference, is a reference to the date of execution of this Loan Agreement.

(e) Any reference to Sections in this Loan Agreement, except as otherwise provided in this Loan Agreement, is a reference to a Section to this Loan Agreement.

Section 1.03. Conflict with Master Loan Agreement. In the event of any conflict between the terms of this Loan Agreement and the terms of the Master Loan Agreement, the terms of this Loan Agreement will prevail as between the parties to this Loan Agreement.

ARTICLE II

The Loan

Section 2.01. The Loan.

(a) Subject to the provisions of this Loan Agreement and the Master Loan Agreement (including Section 2.02 (Commitment and Disbursement Procedure), Section 4.01 (Conditions of First Disbursement of the IFC Loans), if applicable, and Section 4.02 (Conditions of All Disbursements) of the Master Loan Agreement), IFC agrees to commit the availability of the Loan in an aggregate principal amount of up to $30,000,000 consisting entirely of a Tranche A Loan.

(b) The Borrower may request the corresponding Loan Disbursement by delivering to IFC, at least 10 Business Days prior to the proposed date of disbursement: (i) a Disbursement Request, in accordance with Schedule 1 of this Loan Agreement as set forth in Section 2.02 (c) of the Master Loan Agreement; and (ii) a Note evidencing each Tranche as set forth in Section 2.15 of the Master Loan Agreement.

(c) Loan Disbursement shall be made by IFC at a bank in New York, New York for further credit to the Borrower’s account at a bank in the Country, as indicated by the Borrower in the Disbursement Request.

(d) The Borrower shall deliver to IFC in accordance with Section 2.02 (f) of the Master Loan Agreement, a receipt, substantially in the form of Schedule 2 of this Loan Agreement, with the signatures and capacities of the Borrower’s representatives duly certified and authenticated by an Argentinean notary public, within 5 Business Days following Loan Disbursement by IFC. The Borrower hereby expressly and unconditionally agrees that in the event that the Borrower fails to deliver such receipt, evidence of the transfer of funds to the Borrower’s correspondent bank account shall be considered as sufficient evidence of receipt.

Section 2.02. Interest. Subject to Section 2.04 (Default Interest Rate) of the Master Loan Agreement, the Borrower shall pay interest on the Loan in accordance with this Section 2.02 (Interest).

(a) During each Interest Period, the Loan shall bear interest at the lnterest Rate for that Interest Period.

(b) Interest on the Loan shall accrue from day to day, be prorated on the basis of a 360-day year for the actual number of days in the relevant Interest Period and be payable in arrears on the Interest Payment Date immediately following the end of that Interest Period; provided that in case the Loan Disbursement is made less than 15 days before an Interest Payment Date, interest on the Loan shall be payable commencing on the second Interest Payment Date following the date of the Loan Disbursement.

(c) The Interest Rate for any Interest Period shall be the rate which is the sum of:

(i)	the Relevant Spread; and

(ii)	LIBOR on the Interest Determination Date for that Interest Period for six (6) months (or, in the case of the first Interest Period for any Loan Disbursement, for 1 month, 2 months, 3 months or 6 months, whichever period is closest to the duration of the relevant Interest Period (or, if 2 periods are equally close, the longer one)) rounded upward to the nearest 3 decimal places.

(d) The Interest Rate shall be determined as provided in Section 2.03 (Interest) of the Master Loan Agreement.

(e) The Interest Rate shall be subject to adjustment upon the occurrence of a Market Disruption Event as provided in Section 2.03 (Interest; Market Disruption) of the Master Loan Agreement.

(f) The determination by IFC, from time to time, of the applicable Interest Rate shall be final and conclusive and bind the Borrower (unless the Borrower shows to the IFC’s satisfaction that the determination involves manifest error).

Section 2.03. Repayment.

(a) The Borrower shall repay the Tranche A Loan in accordance with Section 2.05 (Repayment) of the Master Loan Agreement, as detailed in the schedule below:

Interest Payment Date	Principal Amount
June 15, 2018	$4,285,714.29
December 15, 2018	$4,285,714.29
June 15, 2019	$4,285,714.29
December 15, 2019	$4,285,714.29
June 15, 2020	$4,285,714.29
December 15, 2020	$4,285,714.29
June 15, 2021	$4,285,714.29

(b) Any principal amount of any Tranche of the Loan repaid under this Agreement may not be re-borrowed.

Section 2.04. Prepayment.

(a) The Borrower may prepay any Tranche of the Loan in accordance with Section 2.06 (Prepayment) of the Master Loan Agreement.

(b) Amounts of principal prepaid under this Section 2.04 and Section 2.06 (Prepayment) of the Master Loan Agreement shall be applied by IFC to all the outstanding installments of principal of the

Loan in inverse order of maturity.

Section 2.05. Fees and Other Payments. (a) The Borrower shall pay to IFC the commitment fee, the front-end fee, the portfolio monitoring fee, and any other applicable fee, expenses and taxes, as provided in the Master Loan Agreement, as applicable to this Loan.

Section 2.06. Currency and Place of Payments. The Borrower shall make all payments of principal, interest, fees and any other amount due to IFC under this Loan Agreement in accordance with Section 2.08 (Currency and Place of Payments) of the Master Loan Agreement.

Section 2.07. Suspension and Cancellation.

(a) IFC may suspend the right of the Borrower to Loan Disbursement or cancel the undisbursed portion of the Loan in whole or in part in accordance with Section 2.02 (h) of the Master Loan Agreement.

(b) The Borrower may request that IFC cancel all or part of the undisbursed portion of the Loan in accordance with Section 2.02 (i) of the Master Loan Agreement.

ARTICLE III

Common Terms

Section 3.01. Representations and Warranties.

(a) The representations and warranties set out in Section 3.01 (Representations and Warranties) of the Master Loan Agreement are incorporated herein by reference and shall be made and are deemed to be made herein, mutatis mutandis, for the benefit of IFC as if set out in this Loan Agreement in full.

(b) The Borrower acknowledges that IFC enters into this Loan Agreement and the other Transaction Documents to which it is a party on the basis of, and in full reliance on, each of the representations and warranties referred to in Section 3.01 (Representations and Warranties) of the Master Loan Agreement.

Section 3.02. Conditions of Disbursement.

The obligation of IFC to make the Loan Disbursement is subject to the fulfillment prior to or concurrently with the making of the Loan Disbursement of the conditions set forth in Section 4.01 (Conditions of First Disbursement of the IFC Loans), if applicable, and Section 4.02 (Conditions of All Disbursements) of the Master Loan Agreement.

Section 3.03. Covenants.

(a) So long as any amount of the Loan remains available for disbursement or any amount is outstanding under any of the Transaction Documents, the covenants set out in Article V (Particular Covenants) of the Master Loan Agreement are incorporated herein by reference and shall apply herein, mutatis mutandis, for the benefit of IFC as if set out in this Loan Agreement in full.

(b) The Borrower undertakes to cause the proceeds of the Loan to be applied to [provide a preliminary description of Eligible Sub-loans, Eligible Sub-projects, and Eligible Sub-borrowers] and to provide evidence to that effect to IFC.

Section 3.04. Events of Default.

(a) The Events of Default set out in Section 6.02 (Events of Default) of the Master Loan Agreement are incorporated herein by reference and shall each constitute an event of default under this Loan Agreement.

(b) If any Event of Default occurs and is continuing (whether it is voluntary or involuntary, or results from operation of law or otherwise), IFC may, by notice to the Borrower, require the Borrower to repay the Loan or such part of the Loan as is specified in that notice. On receipt of any such notice, the Borrower shall immediately repay the Loan (or that part of the Loan specified in that notice) and pay all interest accrued on it, the prepayment premium specified in Section 2.06 (Prepayment) of the Master Loan Agreement, and any other amounts then payable under this Loan Agreement and the other Transaction Documents, provided that the prepayment premium specified in Section 2.06 (Prepayment) shall not be applicable if acceleration occurred (only) as a consequence of the Event of Default set forth in Section 6.02 (c) of the Master Loan Agreement. The Borrower waives any right it might have to further notice, presentment, demand or protest with respect to that demand for immediate payment.

(c) If the Borrower is in any of the situations described in Section 6.02 (e) of the Master Loan Agreement, the Loan, all interest accrued on it and any other amounts payable under this Loan Agreement and the other Transaction Documents will become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which the Borrower waives.

ARTICLE IV

Miscellaneous

Section 4.01. Notices.

Any notice, request or other communication to be given or made under this Loan Agreement shall be given in accordance with Section 7.02 (Notices) of the Master Loan Agreement.

Section 4.02. Term of Agreement.

This Loan Agreement shall continue in force until all monies payable under it have been fully paid in accordance with its provisions.

Section 4.03. Saving of Rights.

Section 7.01 (Saving of Rights) of the Master Loan Agreement is incorporated herein by reference and shall apply herein, mutatis mutandis, as if set out in this Loan Agreement in full.

Section 4.04. Applicable Law and Jurisdiction.

(a) This Loan Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America.

(b) Section 7.04 (Applicable Law and Jurisdiction) of the Master Loan Agreement is incorporated herein by reference and shall apply herein, mutatis mutandis, as if set out in this Loan

IN WITNESS WHEREOF, the parties have caused this Loan Agreement to be signed in their respective names as of the date first above written.

BANCO DE GALICIA Y BUENOS AIRES S.A.

By:	/s/ CARLOS E. LÓPEZ
Name:	CARLOS E. LÓPEZ (262)
Title:	SENIOR VICE PRESIDENT INTERNATIONAL DIVISION

By:	/s/ PABLO LEON
Name:	PABLO LEON
Title:	EXECUTIVE VICE PRESIDENT FINANCIAL AREA

INTERNATIONAL FINANCE CORPORATION

By:
Name:
Title:

FORM OF DISBURSEMENT REQUEST

(See Section 2.02 of the Master Loan Agreement and 2.01 (b) of the Loan Agreement)

IN WITNESS WHEREOF, the parties have caused this Loan Agreement to be signed in their respective names as of the date first above written.

BANCO DE GALICIA Y BUENOS AIRES S.A.

By:
Name:
Title:

By:
Name:
Title:

INTERNATIONAL FINANCE CORPORATION

By:	/s/ PAULO DE BOLLE
Name:	PAULO DE BOLLE
Title:	REGIONAL INDUSTRY HEAD/SENIOR MANAGER

of the Agreement and Section 3.01 of the Loan Agreement are true on and as of the date of this Disbursement Request and will be true as of the date of Disbursement with the same effect as if those representations and warranties had been made on and as of each such date (but in the case of Section 3.01 (c) (Representations and Warranties) of the Agreement, without the words in parentheses);

(e) After giving effect to that Disbursement, the Borrower would not be in violation of: (i) its Charter; (ii) any provision contained in any document to which the Borrower is a party (including the Agreement and the Loan Agreements) or by which the Borrower is bound; or (iii) any law, rule, regulation, Authorization or agreement or other document binding on the Borrower directly or indirectly limiting or otherwise restricting the Borrower’s borrowing power or authority or its ability to borrow; and

(f) After taking into account the amount of that Disbursement and any other Liabilities incurred by the Borrower after the date of the latest financial statements of the Borrower delivered to IFC pursuant to Section 5.04 (a) (Reporting Requirements) of the Agreement, the Borrower would be in compliance with each of the financial covenants set out in Section 5.03 (Financial Covenants) of the Agreement.

The above certifications are effective as of the date of this Disbursement Request and shall continue to be effective as of the date of the Disbursement. If any of these certifications is no longer valid as of or prior to the date of the requested Disbursement, the Borrower will immediately notify IFC and will repay the amount disbursed upon demand by IFC if Disbursement is made prior to the receipt of such notice.

Yours faithfully,

BANCO DE GALICIA Y BUENOS AIRES S.A.

By:

Name:

Title:	[Authorized Representative]**

Copy to: Director, Department of Financial Operations, International Finance Corporation

**	As named in the Borrower’s Certificate of Incumbency and Authority (see Schedule 1).